As filed with the Securities and Exchange Commission on January __, 2000

                                       S.E.C. Registration No. 333-57043


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 AMENDMENT NO. 5
                                       TO
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                              BANNER HOLDING CORP.
                 (Name of small business issuer in its charter)

              Florida                          6770                         65-0826508
      (State or jurisdiction of     (Primary Standard Industrial         (I.R.S. Employer
   incorporation or organization)     Classification Code Number)       Identification No.)

                           120 North U.S. Highway One
                             Tequesta, Florida 33469
                                 (561) 747-0244
   (Address and telephone number of principal executive offices and principal place of business)

                              Mark H. Mirkin, Esq.
                              Mirkin & Woolf, P.A.
                      1700 Palm Beach Lakes Boulevard #580
                         West Palm Beach, Florida 33401
                                 (561) 687-4460
           (Name, address, and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

TITLE OF EACH         AMOUNT TO BE   PROPOSED      PROPOSED     AMOUNT OF
CLASS OF SEC-         REGISTERED     MAXIMUM OF-   MAXIMUM AG-  REGISTRATION
URITIES TO BE                        FERING PRICE  GREGATE      FEE
REGISTERED                           PER SHARE(1)  OFFERING
                                                   PRICE(1)
--------------------------------------------------------------------------------
Common Stock,          1,000,000         $.25      $250,000.00     $86.21
par value $.01 per
share
--------------------------------------------------------------------------------
TOTAL                                                              $86.21
MINIMUM FEE                                                       $100.00
================================================================================

(1)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                       INITIAL PUBLIC OFFERING PROSPECTUS

                              BANNER HOLDING CORP.
                           120 North U.S. Highway One
                             Tequesta, Florida 33469
                                 (561) 747-0244


                     Minimum 200,000 Shares of Common Stock
                    Maximum 1,000,000 Shares of Common Stock

                                 Offering Price
                                 $.25 Per Share

                                   PROSPECTUS
                                January __, 2000

Banner Holding Corp., a Florida corporation (the "Company"), hereby offers 1,000,000 shares of Common Stock, par value $.01 per share (the "Shares"). See "Description of Securities." The Company is a "blank check" company (as described below) and has not engaged in any business and has no specific plans for any given business or industry. Prior to this offering there has been no public market for the Shares. The initial public offering price of the Shares has been arbitrarily determined by the Company and does not bear any relationship to such established valuation criteria as assets, book value or prospective earnings. Company officers John M. O'Keefe and Vicki J. Lavache, president and secretary/treasurer respectively, are the only persons who shall offer and sell the Shares.


THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION. SEE "RISK FACTORS" BEGINNING ON PAGE 13 AND "DILUTION."

                              --------------------

THE COMPANY HAS APPLIED TO REGISTER THE SHARES ONLY IN NEW YORK AND NOT IN ANY OTHER STATE. THE SHARES MAY ONLY BE TRADED IN NEW YORK. THERE CAN BE NO ASSURANCES THAT THE SHARES WILL BE ELIGIBLE FOR SALE OR RESALE IN ANY JURISDICTION OTHER THAN NEW YORK. THE COMPANY MAY APPLY TO REGISTER THE SHARES IN SEVERAL STATES FOR OFFER HEREUNDER OR FOR SECONDARY TRADING, HOWEVER IT IS UNDER NO REQUIREMENT TO DO SO. THE COMPANY SHALL AMEND THIS PROSPECTUS FOR THE PURPOSE OF DISCLOSING THE SEVERAL STATES, IF ANY, IN WHICH THE COMPANY'S SHARES ARE REGISTERED.

                              --------------------

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

There can be no assurance that a regular trading market will develop for the Shares after this offering or that, if developed, any such market will be sustained. The Company anticipates that trading of the Shares will be con-ducted through what is customarily known as the "pink sheets" and/ or on the National Quotation Bureau's Over-The-Counter Electronic Bulletin Board (the "Bulletin Board"). Any market for the Shares which may result will likely be less well developed than if the Shares were traded on NASDAQ or on an exchange. See "Risk Factors" and "The Offering."


THE COMPANY IS CONDUCTING A "BLANK CHECK" OFFERING SUBJECT TO RULE 419 OF REGULATION C AS PROMULGATED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE "S.E.C.") UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE NET OFFERING PROCEEDS, AFTER DEDUCTION FOR OFFERING EXPENSES (ESTIMATED AT $25,000) AND SALES COMMISSIONS, AND THE SECURITIES TO BE ISSUED TO INVESTORS MUST BE DEPOSITED IN AN ESCROW ACCOUNT (THE "DEPOSITED FUNDS" AND "DEPOSITED SECURITIES," RESPECTIVELY). WHILE HELD IN THE ESCROW ACCOUNT, THE DEPOSITED SECURITIES MAY NOT BE TRADED OR TRANSFERRED. EXCEPT FOR AN AMOUNT UP TO 10% OF THE DEPOSITED FUNDS OTHERWISE RELEASABLE UNDER RULE 419, THE DEPOSITED FUNDS AND THE DEPOSITED SECURITIES MAY NOT BE RELEASED UNTIL AN ACQUISITION MEETING CERTAIN SPECIFIED CRITERIA HAS BEEN CONSUMMATED AND A SUFFICIENT NUMBER OF INVESTORS RECONFIRM THEIR INVESTMENT IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN RULE 419. PURSUANT TO THESE PROCEDURES, A NEW PROSPECTUS, WHICH DESCRIBES AN ACQUISITION CANDIDATE AND ITS BUSINESS AND INCLUDES AUDITED FINANCIAL STATEMENTS, WILL BE DELIVERED TO ALL INVESTORS. THE COMPANY MUST RETURN THE PRO RATA PORTION OF THE DEPOSITED FUNDS TO ANY INVESTOR WHO DOES NOT ELECT TO REMAIN AN INVESTOR. UNLESS A SUFFICIENT NUMBER OF INVESTORS ELECT TO REMAIN INVESTORS, ALL INVESTORS WILL BE ENTITLED TO THE RETURN OF A PRO RATA PORTION OF THE DEPOSITED FUNDS (PLUS INTEREST) AND NONE OF THE DEPOSITED SECURITIES WILL BE ISSUED TO INVESTORS. IN THE EVENT AN ACQUISITION IS NOT CONSUMMATED WITHIN 18 MONTHS OF THE EFFECTIVE DATE OF THIS PROSPECTUS, THE DEPOSITED FUNDS WILL BE RETURNED ON A PRO RATA BASIS TO ALL INVESTORS. SEE "RISK FACTORS" AND "RELEASE OF DEPOSITED SECURITIES AND DEPOSITED FUNDS."


Officers and directors of the Company may purchase the Shares sold in the offering under the same terms and conditions as the public investors. Such purchases, if made, will be for investment purposes only and not for redistribution. Such purchases may be made for the purpose of closing the minimum offering.

                            SINGLE STATE REGISTRATION

THE SHARES MAY ONLY BE OFFERED OR TRADED IN NEW YORK. PURCHASERS OF SHARES EITHER IN THIS OFFERING OR IN ANY SUBSEQUENT TRADING MARKET WHICH MAY DEVELOP MUST BE RESIDENTS OF NEW YORK OR STATES IN WHICH THE SHARES ARE EXEMPT FROM REGISTRATION. THE COMPANY SHALL AMEND THIS PROSPECTUS FOR THE PURPOSE OF DISCLOSING THE SEVERAL STATES, IF ANY, IN WHICH THE COMPANY'S SHARES ARE REGISTERED.

 The Company intends to provide its shareholders with complete disclosure documentation, including audited financial statements, concerning an acquisition or merger target and its business prior to any merger or acquisition.

UNTIL 90 DAYS AFTER THE DATE FUNDS AND SECURITIES ARE RELEASED FROM THE ESCROW

OR TRUST ACCOUNT PURSUANT TO RULE 419, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS.

                    Price to public(1)     Underwriting      Proceeds to
                                           discounts and      issuer(3)
                                           commissions(2)
--------------------------------------------------------------------------------
Per Share              $    .25              $  .025         $   .225
Total Minimum
(200,000)              $ 50,000              $  5000         $ 45,000
Total Maximum
(1,000,000)            $250,000              $25,000         $225,000
================================================================================


(1) Subscribers purchasing shares should make their check payable to "REPUBLIC SECURITY BANK ESCROW AGENT." The address of Republic Security Bank is 777 S. Flagler Dr. #134E, W. Palm Beach, Florida 33401. All proceeds from subscriptions to purchase Shares will be transmitted by the Company and any participating dealer to the escrow account by noon of the next business day after receipt. The Shares are offered by the Company on a "best efforts" 200,000 Share minimum, 1,000,000 Share maximum, basis. In the event that the minimum of 200,000 Shares is not sold by March 31, 2000, all proceeds raised will be returned promptly to subscribers in full with interest thereon. Subscribers will not be entitled to a return of funds from the escrow account during the offering period.

(2) The Company intends to offer the Shares through John O'Keefe and Vicki Lavache, its officers and directors, without the use of a professional underwriter, and by selected broker-dealers who are members of the National Association of Securities Dealers, Inc. (the "N.A.S.D.") who agree to sell the shares in conformity with the NASD Rules of Fair Practice. On sales made by brokers a maximum commission of 10% will be allowed plus a 3% non-accountable expense allowance. No selected dealers have yet been identified by the Company. The Company will amend the registration statement of which this Prospectus is a part following its effectiveness to identify a selected broker-dealer at such time as such broker-dealer sells shares offered in this offering. Prior to such involvement, the Company shall obtain a "no objection" position from the NASD regarding the contemplated underwriting compensation and arrangements. No commissions will be paid for sales effected by officers and directors, however these figures assume payment of commissions on the sale of all Shares. Such persons will rely on the safe harbor from broker-dealer registration set forth in Rule 3a4-1 as promulgated under the Securities Exchange Act of 1934. Neither Mr. O'Keefe nor Ms. Lavache (a) is subject to a statutory disqualification (as defined in Sec. 3(a)(35), (b) is paid commissions or other remuneration for securities transactions, or (c) is an associated person of a broker or dealer. Each of them performs primarily and shall at the conclusion of this offering perform primarily substantial duties for the Company other than securities transactions. Neither of them was a broker or dealer or associated therewith within the last 12 months and neither of them will participate in selling an offering of securities for any issuer more than once every 12 months.


(3) The proceeds to the Company have been computed before deduction of costs that will be incurred in connection with this offering (excluding underwriting discounts and commissions), including filing, printing, legal, accounting, transfer agent and escrow agent fees estimated at $40,000.

----------------------------

THE SHARES ARE BEING OFFERED BY THE COMPANY SUBJECT TO PRIOR SALE WHEN, AS AND IF DELIVERED TO AND ACCEPTED BY THE COMPANY, AND SUBJECT TO APPROVAL OF CERTAIN LEGAL MATTERS BY COUNSEL AND CERTAIN OTHER CONDITIONS. THE COMPANY RESERVES THE RIGHT TO WITHDRAW, CANCEL OR MODIFY THIS OFFERING AND TO REJECT ANY ORDER IN WHOLE OR IN PART.

                              BANNER HOLDING CORP.
                              120 U.S. Highway One
                             Tequesta, Florida 33469


                The date of this Prospectus is January __, 2000

                                TABLE OF CONTENTS
                                                                            PAGE

Single State Registration..................................................  2

Rights and Protections under Rule 419......................................  5

Prospectus Summary.........................................................  8

Risk Factors............................................................... 14

Use of Proceeds............................................................ 30

Dilution................................................................... 33

Legal Proceedings.......................................................... 34

Capitalization............................................................. 34

Management................................................................. 35

Principal Shareholders..................................................... 37

Description of Securities.................................................. 38

Indemnification............................................................ 40

Proposed Business.......................................................... 41

Management's Discussion and Analysis or Plan of Operation.................. 51

Certain Transactions....................................................... 52

The Offering............................................................... 52

Legal Matters.............................................................. 54



Experts.................................................................... 54

Available Information...................................................... 54

                      RIGHTS AND PROTECTIONS UNDER RULE 419

                  ESCROW OF 90% OF THE PROCEEDS DERIVED HEREBY

UPON COMPLETION OF THIS OFFERING, 90% OF THE NET PROCEEDS THEREFROM WILL BE PLACED IN AN ESCROW ACCOUNT WITH REPUBLIC SECURITY BANK AS ESCROW AGENT, SUBJECT TO RELEASE UPON THE EARLIER OF (i) WRITTEN NOTIFICATION BY THE COMPANY OF ITS NEED FOR ALL, OR SUBSTANTIALLY ALL, OF SUCH NET PROCEEDS FOR THE PURPOSE OF FACILITATING A BUSINESS COMBINATION; OR (ii) 18 MONTHS AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT. SEE "RISK FACTORS" AND "PROPOSED BUSINESS."


       ESCROWED FUNDS NOT TO BE USED FOR SALARIES OR REIMBURSABLE EXPENSES

NO FUNDS (INCLUDING ANY INTEREST EARNED THEREON) WILL BE DISBURSED FROM THE ESCROW ACCOUNT FOR THE PAYMENT OF SALARIES OR REIMBURSEMENT OF EXPENSES INCURRED ON THE COMPANY'S BEHALF BY THE COMPANY'S OFFICERS AND DIRECTORS. OTHER THAN THE FOREGOING, THERE IS NO LIMIT ON THE AMOUNT OF SUCH REIMBURSABLE EXPENSES, AND THERE WILL BE NO REVIEW OF THE REASONABLENESS OF SUCH EXPENSES BY ANYONE OTHER THAN THE COMPANY'S BOARD OF DIRECTORS, BOTH OF WHOM ARE OFFICERS. IN NO EVENT WILL THE ESCROWED FUNDS (INCLUDING ANY INTEREST EARNED THEREON) BE USED FOR ANY PURPOSE OTHER THAN IMPLEMENTATION OF A BUSINESS COMBINATION. SEE "RISK FACTORS," "USE OF PROCEEDS" AND "CERTAIN TRANSACTIONS."

                      NO PRIOR CONTACT WITH OTHER ENTITIES
                    REGARDING POSSIBLE BUSINESS COMBINATIONS

NONE OF THE COMPANY'S OFFICERS, DIRECTORS OR GREATER THAN 10% SHAREHOLDERS OR PERSONS WHO DIRECTLY OR INDIRECTLY CONTROL, ARE CONTROLLED BY OR ARE UNDER COMMON CONTROL WITH, THE COMPANY OR PERSONS WHO MAY BE DEEMED PROMOTERS OF THE COMPANY HAS HAD ANY PRELIMINARY CONTACT OR DISCUSSIONS WITH ANY REPRESENTATIVE OF ANY ENTITY REGARDING THE POSSIBILITY OF A BUSINESS COMBINATION BETWEEN THE COMPANY AND SUCH OTHER ENTITY.

                                MATERIAL PERSONS

THE OFFICERS, DIRECTORS AND MAJOR SHAREHOLDERS OF THE COMPANY ARE THE ONLY PERSONS WHO HAVE BEEN INSTRUMENTAL IN ARRANGING THE CAPITALIZATION OF THE COMPANY TO DATE. NEITHER OF THE OFFICERS OR DIRECTORS OF THE COMPANY IS ACTING AS NOMINEE FOR ANY PERSONS OR IS OTHERWISE UNDER THE CONTROL OF ANY PERSON OR PERSONS. THERE ARE NO AGREEMENTS, AGREEMENTS IN PRINCIPLE, OR UNDERSTANDINGS WITH REGARD TO COMPENSATION TO BE PAID BY THE COMPANY TO ANY OFFICER OR DIRECTOR OF THE COMPANY.

IT IS ANTICIPATED THE COMPANY MAY MAKE SALES OF SHARES TO OFFICERS AND DIRECTORS AND THAT SUCH PERSONS MAY PURCHASE THE SHARES OFFERED HEREBY. SUCH PURCHASES SHALL BE MADE FOR INVESTMENT PURPOSES ONLY AND IN A MANNER CONSISTENT WITH A PUBLIC OFFERING OF THE COMPANY'S SHARES. SUCH PURCHASES MAY BE USED TO REACH THE AMOUNT REQUIRED FOR CLOSING IN THE EVENT SUCH AMOUNT IS NOT REACHED AS A RESULT OF PURCHASES BY THE GENERAL PUBLIC. THUS THE OFFICERS AND DIRECTORS COULD PURCHASE UP TO 100% OF THE AMOUNT REQUIRED FOR CLOSING IF NO SALES ARE MADE TO NEW SHAREHOLDERS. SUCH PURCHASES WILL INCREASE THE EQUITY INTERESTS ALREADY

OWNED BY THE OFFICERS AND DIRECTORS.

INVESTORS SHOULD CAREFULLY REVIEW THE FINANCIAL STATEMENTS WHICH ARE AN INTEGRAL PART OF THIS PROSPECTUS.

DEALERS PARTICIPATING IN THIS OFFERING ARE REQUIRED TO DELIVER A COPY OF THE FINAL PROSPECTUS TO ANY PERSON WHO IS EXPECTED TO RECEIVE A CONFIRMATION OF THE SALE AT LEAST 48 HOURS PRIOR TO THE MAILING OF THE CONFIRMATION.

                         INVESTOR SUITABILITY STANDARDS

The purchase of Shares being offered hereby involves certain risks and is suitable only for persons of adequate means with no need for liquidity in their investment. Each potential investor should realize that the Shares may be subject to certain restrictions on their transfer, and there may be no public market for the Shares and no assurance that one will develop. See "Risk Factors."

Because of the various risk factors and the lack of liquidity of the Shares, each investor must represent and warrant that he is of sufficient financial means to apprise himself of, and assume the risks inherent in, the purchase of Shares, including the lack of liquidity of his investment, and must evaluate whether such investment is suitable for him based upon his investment objectives, financial situation and needs.

No Shares will be sold to a prospective investor unless he:

            1. either:

                (i) is an "accredited investor", in that such investor comes within one of the categories enumerated in Rule 501 of Regulation D promul-gated by the S.E.C. under the Securities Act, or

                (ii) meets certain other income and net worth criteria imposed by the Company; and,

            2. either:

                (i) has a preexisting personal or business relationship with the Company or any of its officers, directors or controlling persons, or

                (ii) by reason of his business or financial experience, or the business or financial experience of his professional advisors who are unaffiliated with and who are not compensated by the Company, or any affiliate or selling agent of the Company, directly or indirectly, can be reasonably assumed to have the capacity to protect his own interests in connection with an investment in the Company; and

            3. meets any additional suitability requirements which may be imposed by the state in which he resides.

A subscription, once made, is irrevocable. The Company will review the subscriptions and representations of prospective investors and, based upon information appearing therein, may make such further inquiry as it deems appropriate with regard to the suitability of the investment for such investors. The Company may reject any subscription, in whole or in part, for the purchase of Shares.

Investors are strongly urged to consult with their legal, financial and tax advisors before investing in the Shares.

OFFERING CONDUCTED IN ACCORDANCE WITH RULE 419

The Company's offering is being conducted in accordance with S.E.C. Rule 419 which was adopted to strengthen the regulation of securities offerings by "blank check" companies, which Congress found to have been common vehicles for fraud and manipulation in the penny stock market. Accordingly, investors in the offering will receive the substantive protection provided by Rule 419. Rule 419 requires that the securities to be issued and the funds received in a blank check offering be deposited and held in an escrow account until an acquisition meeting specified criteria is completed. Before the acquisition can be completed and before the Deposited Funds and Deposited Securities can be released, the "blank check" company is required to update the registration statement with a post-effective amendment; after the effective date thereof, the Company is required to furnish investors with the prospectus produced thereby containing information, including audited financial statements, regarding the proposed acquisition candidate and its business. According to the rule, the investors must have no fewer than 20 and no more than 45 days from the effective date of the post-effective amendment to decide to remain investors or require the return of their investment funds. Any investor not making a decision within said 45 day period is automatically to receive a return of his investment funds. Unless a sufficient number of investors elect to remain investors, all of the Deposited Funds in the escrow account must be returned to all investors and none of the Deposited Securities will be issued. Rule 419 further provides that if the "blank check" company does not complete an acquisition meeting specified criteria within 18 months of the date of this prospectus, all of the Deposited Funds in the escrow account must be returned to investors.

                             JURISDICTIONAL NOTICES

IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.

THE SHARES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES LAWS OF ANY STATE OR JURISDICTION OTHER THAN NEW YORK.

THE SHARES CANNOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS THEY ARE REGISTERED OR AN EXEMPTION FROM REGISTRATION IN THE PARTICULAR STATE IS AVAILABLE. THE COMPANY SHALL AMEND THIS PROSPECTUS FOR THE PURPOSE OF DISCLOSING THE SEVERAL STATES, IF ANY, IN WHICH THE COMPANY'S SHARES ARE REGISTERED.

OTHER JURISDICTIONS MAY PLACE CERTAIN RESTRICTIONS ON THE OFFER AND SALE OF SECURITIES TO RESIDENTS THEREOF, AND NO PURCHASE WILL BE CONFIRMED UNTIL SUCH RESTRICTIONS ARE COMPLIED WITH BY THE RESIDENT AND THE COMPANY.

                               PROSPECTUS SUMMARY

THE FOLLOWING IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. EACH PROSPECTIVE INVESTOR IS URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY.

                                   THE COMPANY

Banner Holding Corp. (the "Company") was incorporated in the State of Florida on January 26, 1998, to seek and make one or more Business Combinations (defined below) to the extent its limited assets will allow. See "Risk Factors" and "Proposed Business." The Company is in the development stage and has no operating history. No representation is made or implied that the Company will be able to carry on its activities profitably. The subsistence of the Company is dependent initially upon sufficient proceeds being realized by the Company from this blank check offering, of which there is no assurance. Proceeds of this blank check offering may be insufficient to enable the Company to conduct potentially profitable operations or otherwise to engage in any business en-deavors. The likelihood of the success of the Company must be considered in light of the expenses, difficulties and delays frequently encountered in connection with the formation of any new business. Further, no assurance can be given that the Company will have the ability to acquire assets, businesses or properties with any value to the Company. The Company's office is located at 120 North U.S. Highway One, Tequesta, Florida 33469 and its telephone number is
(561) 747-0244.

The Company intends to use the net proceeds of this blank check offering to effect a merger, acquire the assets or the capital stock of existing businesses or other similar business combination (a "Business Combination"), of which no assurances are given. The Company shall seek to employ qualified, but as yet unidentified, individuals to manage such business. No assurance can be given that the net proceeds of the maximum number of shares offered in this blank check offering or any lesser net amount will be sufficient to accomplish the Company's goals or that any business acquired by the Company will become profitable. In the event that substantially less than the net proceeds from the maximum offering are raised, the Company's plans may be materially and adversely affected in that the Company may find it even more difficult, if not impossible, to realize its goals. Further, the Company has not identified any business to be acquired. Investors will be providing their funds to management who will have complete discretion as to their expenditure. See "Risk Factors", "Use of Proceeds" and "Proposed Business."

If proceeds from this offering are insufficient, the Company may be required to seek additional capital. No assurance can be given that the Company will be able to obtain such additional capital, or even if available, that such additional capital will be available on terms acceptable to the Company. In the event that management determines that the Company is unable to conduct any business whatsoever, management, subject to the requirements of Rule 419, which provides that the Deposited Funds will be returned on a pro rata basis if an acquisition meeting certain prescribed criteria is not consummated within 18 months of the date of this prospectus, may, in its sole discretion, seek shareholder approval to liquidate the Company. In the event such a liquidation were to occur at some point in time after the Company's compliance with the provisions of Rule 419, all shareholders of the Company, including those owning shares purchased privately at less than the public offering price (see "Dilution"), will receive the liquidated assets on a pro rata basis (as opposed to being based on the amounts paid for such Shares). While management has not established any guidelines for determining at what point in time it might elect to discontinue its efforts to engage in a Business Combination and seek shareholder approval to liquidate the Company, management is subject to the 18 month time frame set forth in Rule 419 in which to effect an acquisition.

                                  THE OFFERING

                                               Minimum        Maximum

Securities offered:
Common Stock, par
value $0.01 per share                          200,000      1,000,000


Common Stock to
be outstanding after
the offering                                 3,200,000      4,000,000


Officers and directors of the Company may purchase Shares in the offering under the same terms and conditions as the public investors. Such purchases, if made, will be for investment purposes only and not for redistribution. Such purchases may be made for the purpose of closing the minimum offering.

                                 USE OF PROCEEDS

The Company intends to apply substantially all of the net proceeds of this offering (other than the proceeds to be deposited into the escrow account) to cover costs and expenses incurred in attempting to effect a Business Combination, including selecting and evaluating targets and structuring and consummating a Business Combination. The proceeds deposited into the escrow account shall not be used by the Company for any Company payment of salaries or expenses to Company officers or directors. They shall only be used, if at all, for the implementation of a Business Combination. See "Use of Proceeds," "Proposed Business" and "Certain Transactions."

                                  RISK FACTORS

The Shares offered hereby involve a high degree of risk and immediate substantial dilution and should not be purchased by investors who cannot afford the loss of their entire investment. Such risks include, among others: the Company's mere 22-month existence and limited resources; the discretionary use of proceeds; and intense competition in effecting a Business Combination. See "Risk Factors," "Dilution" and "Use of Proceeds."

                   DEPOSIT OF OFFERING PROCEEDS AND SECURITIES

Rule 419 requires that the net offering proceeds, after deduction for underwriting compensation and offering costs, and all securities to be issued be deposited into an escrow or trust account (the "Deposited Funds" and "Deposited Securities," respectively) governed by an agreement which contains certain terms and provisions specified by the rule. Under Rule 419, the Deposited Funds and Deposited Securities will be released to the Company and to investors, respectively, only after the Company has met the following three conditions:
First, the Company must execute an agreement for an acquisition(s) meeting certain prescribed criteria; second, the Company must successfully complete a reconfirmation offering which includes certain prescribed terms and conditions; and third, the acquisition(s) meeting the prescribed criteria must be consummated.

Accordingly, the Company has entered into an escrow agreement with a Bank (the "Escrow Agent") which provides that:

      (1) The net proceeds of this offering are to be deposited into an escrow account maintained by the Escrow Agent. The Deposited Funds and interest or dividends thereon, if any, are to be held for the sole benefit of the investors and can only be invested in bank deposits, in money mutual funds or federal government securities or securities for which the principal or interest is guaranteed by the federal government;

      (2) All securities issued in connection with this offering and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends or similar rights, are to be deposited directly into the escrow account promptly upon issuance. The identities of the investors are to be reflected on the stock certificates or other documents evidencing the securities. The securities held in the escrow account are to remain as issued and deposited and are to be held for the sole benefit of the investors who retain the voting rights, if any, with respect to the securities held in their names. The securities held in the escrow account may not be transferred or disposed of, other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 or the Employee Retirement Income Security Act; and

      (3) Warrants, convertible securities or other derivative securities relating to securities held in the escrow account may be exercised or converted in accordance with their terms, provided, however, that the securities received upon exercise or conversion together with any cash or other consideration paid in connection with the exercise or conversion are to be promptly deposited into the escrow account.

                         PRESCRIBED ACQUISITION CRITERIA

Rule 419 requires that before the Deposited Funds and the Deposited Securities can be released, the Company must first execute an agreement(s) to acquire an acquisition candidate(s) meeting certain specified criteria. The agreement must provide for the acquisition of a business(es) or assets valued at not less than 80% of the maximum offering proceeds, but excluding underwriting commissions, underwriting expenses and dealer allowances payable to non-affiliates. Once the acquisition agreements meeting the above criteria have been executed, the Company must successfully complete the mandated reconfirmation offering and consummate the acquisitions(s).

                            POST-EFFECTIVE AMENDMENT

Once the agreement(s) governing the acquisition(s) of a business(es) meeting the above criteria has (have) been executed, Rule 419 requires the Company to update the registration statement of which this prospectus is a part with a post-effective amendment. The post-effective amendment must contain information about: the proposed acquisition candidate(s) and its business(es), including audited financial statements; the results of this offering; and the use of the funds disbursed from the escrow account. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The offer must include certain prescribed conditions which must be satisfied before the Deposited Funds and Deposited Securities can be released from escrow.

                             RECONFIRMATION OFFERING

The reconfirmation offer must commence within five business days after the effective date of the post-effective amendment. Pursuant to Rule 419, the terms of the reconfirmation offer must include the following conditions:

     (1) The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the escrow account within five business days after the effective date of the post-effective amendment;

     (2) Each investor will have no fewer than 20, and no more than 45, business days from the effective date of the post-effective amendment to notify the Company in writing that the investor elects to remain an investor;

     (3) If the Company does not receive written notification from any investor within 45 business days following the effective date, the pro rata portion of the Deposited Funds (and any related interest or dividends) held in the escrow account on such investor's behalf will be returned to the investor within five business days by first class mail or other equally prompt means;

            (4) The acquisition(s) will be consummated only if investors having contributed 80% of the maximum offering proceeds elect to reconfirm their investments; and

            (5) If a consummated acquisition(s) has not occurred within 18 months from the date of this prospectus, the Deposited Funds held in the escrow account shall be returned to all investors on a pro rata basis within five business days by first class mail or other equally prompt means.

               RELEASE OF DEPOSITED SECURITIES AND DEPOSITED FUNDS

The Deposited Funds and Deposited Securities may be released to the Company and the investors, respectively, after:

     (1) the Escrow Agent has received written certification from the Company and any other evidence acceptable by the Escrow Agent that the Company has executed an agreement for the acquisition(s) of a business(es) the value of which represents at least 80% of the maximum offering proceeds and has filed the required post-effective amendment, the post-effective amendment has been declared effective, the mandated reconfirmation offer having the conditions prescribed by Rule 419 has been completed, and the Company has satisfied all of the prescribed conditions of the reconfirmation offer; and

     (2) the acquisition(s) of the business(es) the value of which represents at least 80% of the maximum offering proceeds is (are) consummated.

                                  RISK FACTORS

THE SHARES OFFERED HEREBY ARE SPECULATIVE, INVOLVE IMMEDIATE SUBSTANTIAL DILUTION AND A HIGH DEGREE OR RISK, INCLUDING, BUT NOT NECESSARILY LIMITED TO, THE SEVERAL FACTORS DESCRIBED BELOW. EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS INHERENT IN AND AFFECTING THE COMPANY AND THIS OFFERING BEFORE MAKING AN INVESTMENT DECISION.

RULE 419 GENERALLY. Rule 419 generally requires that the securities to be issued and the funds received in a blank check offering be deposited and held in an escrow account until an acquisition meeting specified criteria is completed. Before the acquisition can be completed and before the funds and securities can be released, the issuer in a blank check offering is required to update its registration statement with a post-effective amendment. After the effective date of any such post-effective amendment, the Company is required to furnish investors with the prospectus produced thereby containing information, including audited financial statements, regarding the proposed acquisition candidate and its business. Investors must be given no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to decide to remain investors or require the return of their investment funds. Any investor not making a decision within said period is automatically to receive a return of his investment funds.

CONFLICTS OF INTEREST - PURCHASE OF MANAGEMENT'S COMMON STOCK. While the Company and its management intend that no Shares will be sold by any officers, directors or greater-than-10% shareholders or persons who may be deemed promoters of the Company without affording all shareholders of the Company a similar opportunity, such parties may, nevertheless, sell all or a portion of their Shares as a condition to or in connection with a proposed Business Combination. Such parties paid $0.013 per Share. In connection with any such sale transaction, a premium may be charged for such parties' Shares. The public investors in the Company shall not receive any portion thereof in the event such premium may be paid. Any transaction structured in such manner may present such insiders with conflicts of interest and, as a result of such conflicts, may possibly compromise management's fiduciary duties to the Company's shareholders, as the potential would therefore exist for members of management to consider their own personal pecuniary benefit rather than the best interests of the Company's other shareholders. Proceeds from this blank check offering will not be utilized directly or indirectly to purchase Shares from management.

Although investors may request the return of their investment funds in connection with the reconfirmation offering required by Rule 419, the Company's shareholders will not be afforded an opportunity specifically to approve or disapprove any particular transaction involving the purchase of Shares from management. See Risk Factor entitled "Actual and Potential Conflicts of Interest."

CONFLICTS OF INTEREST - PART-TIME MANAGEMENT. Neither of the Company's key personnel is required to commit his or her full time to the affairs of the Company and, accordingly, such personnel may have conflicts of interest in allocating management time among various business activities. Messrs. O'Keefe and Lavache intend to devote approximately 50% of their time to the affairs of the Company. Such key personnel may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by the Company. In the course of their other business activities, including private investment activities, Messrs. O'Keefe and Lavache may become aware of investment and business opportunities which may be appropriate for presentation to the Company as well as the other entities with which they are affiliated. Such persons may have conflicts of interest in determining to which entity a particular business opportunity should be presented. In general, officers and directors of Florida corporations are required to present certain business opportunities to such corporations. Accordingly, as a result of multiple business affiliations, Messrs. O'Keefe and Lavache may have similar legal obligations relating to presenting certain business opportunities to multiple entities. In addition, conflicts of interest may arise in connection with evaluations of a particular business opportunity by the Board of Directors with respect to the foregoing criteria. There can be no assurance that any of the foregoing conflicts will be resolved in favor of the Company. See "Proposed Business".

ACTUAL AND POTENTIAL CONFLICTS OF INTEREST. The Company's officers and directors may engage in other business activities similar and dissimilar to those engaged in by the Company. To the extent that such officers and directors engage in such other activities, they will have possible conflicts of interest in diverting opportunities to other companies, entities or persons with which they are or may be associated or have an interest, rather than direct such opportunities to the Company. Such potential conflicts of interest include, among other things, the time, effort and corporate opportunity involved in their participation in other business activities. The Company may be adversely affected should these individuals choose to place their other business interests before those of the Company.

In addition, any officer, director or shareholder of the Company or their affiliates may receive personal financial gain, other than from the proceeds of this blank check offering, by means of a share-for-share exchange transaction or other means, including: (i) payment of consulting fees: (ii) payment of finder's fees; (iii) sales of affiliates' stock; (iv) payment of salaries; or
(v) other methods of payment by which affiliates may receive cash, stock or other assets.

The potential exists that finder's fees or other merger or acquisition-related compensation may be paid to the Company's officers, directors, promoters or their affiliates or associates from revenues or other funds of an acquisition or merger candidate, or by the issuance of debt or equity of such entity; the possibility, therefore, exists that such fees may become a factor in negotiations and present conflicts of interest.

The net proceeds of this blank check offering may be used, in management's discretion, to make loans (other than to officers and other affiliates); no other restrictions exist as to whom loans may be made. Further, no criteria have as yet been established for lending decisions, whether loans will be secured or limitations as to amount.

The Company has not and does not presently intend to impose any limits or other restrictions on the amount or circumstances under which any of such transactions may occur, except that none of the Company's officers, directors or their affiliates shall receive any personal financial gain from the proceeds of this blank check offering except for reimbursement for out-of-pocket offering expenses. See "Use of Proceeds". No assurance can be given that any of such potential conflicts of interest will be resolved in favor of the Company or will otherwise not cause the Company to lose potential opportunities.

PROHIBITION TO SELL OR OFFER TO SELL SHARES IN ESCROW ACCOUNT. According to Rule 15g-8 as promulgated by the S.E.C. under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), it shall be unlawful for any person to sell or offer to sell Shares (or any interest in or related to the Shares) held in the Rule 419 escrow account other than pursuant to a qualified domestic relations order or by will or the laws of descent and distribution. As a result, contracts for sale to be satisfied by delivery of the Deposited Securities (e.g., contracts for sale on a when, as, and if issued basis) are prohibited.

RECENTLY ORGANIZED COMPANY; LIMITED RESOURCES; NO PRESENT SOURCE OF REVENUES; REPORT OF INDEPENDENT AUDITORS. The Company, which was incorporated on January 26, 1998 and is in the development stage, has not as yet attempted to seek a Business Combination. Management has no prior experience with respect to a transaction involving the proposed combination of entities, including a blank check company. None of the Company's officers has had prior experience relating to the identification, evaluation and acquisition of a merger or acquisition target (a "Target"). See "Management." Thus the Company has no experience in consummating a Business Combination and, accordingly, there is only a limited basis upon which to evaluate the Company's prospects for achieving its intended business objectives. To date, the Company's efforts have been limited primarily to organizational activities. The Company has limited resources and has had no revenues to date. In addition, the Company will not achieve any revenues (other than interest accruing on the proceeds of this offering) until the consummation of a Business Combination, if at all. Moreover, there can be no assurance that any Target, at the time of the Company's consummation of a Business Combination, or at any time thereafter, will derive any material revenues from its operations or operate on a profitable basis. The Company's independent auditors' report on the Company's financial statements includes an explanatory paragraph stating that the Company's ability to commence operations is dependent on the sale of the Shares or other fund raising, which raises substantial doubt about its ability to continue as a going concern. See "Proposed Business" and the Financial Statements of the Company included elsewhere in this Prospectus.

DISCRETIONARY USE OF PROCEEDS; "BLANK CHECK" OFFERING. As a result of management's broad discretion with respect to the specific application of the net proceeds of this offering, this offering can be characterized as a "blank check" offering. Although substantially all of the net proceeds of this offering are intended generally to be applied toward effecting a Business Combination, such proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in the Company without an opportunity to evaluate the specific merits or risks of any one or more Business Combinations. There can be no assurance that determinations ultimately made by the Company relating to the specific allocation of the net proceeds of this offering will permit the Company to achieve its business objectives. See "Proposed Business."

ABSENCE OF SUBSTANTIVE DISCLOSURE RELATING TO PROSPECTIVE BUSINESS COMBINATIONS; INVESTMENT IN THE COMPANY VERSUS INVESTMENT IN A TARGET. Blank check offerings are inherently characterized by an absence of substantive disclosure (other than general descriptions relating to the intended application of the net proceeds of the offering). The Company has not yet identified a Target. Accordingly, investors in this offering will have virtually no substantive information available for advance consideration of any specific Business Combination. The absence of disclosure can be contrasted with the disclosure which would be made if the Company had already identified a Target as a Business Combination candidate or if the Target were to effect an offering of its securities directly to the public. There can be no assurance that an investment in the securities offered hereby will not ultimately prove to be less favorable to investors in this offering than direct investment, if such opportunity were available, in a

Target.  See "Proposed Business."

TARGET DESIRE TO ACHIEVE PUBLIC TRADING STATUS THROUGH BUSINESS COMBINATION. While a prospective Target may deem a Business Combination with the Company desirable for diverse reasons, a Business Combination may involve the acquisition, reorganization, merger, or some other form of business combination with an entity which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be undesirable consequences of undertaking a public offering itself, such as time delays, significant expense, loss of voting control and compliance with various federal and securities laws enacted for the protection of investors. See the Risk Factors below entitled "Unspecified Industry; Unascertainable Risks" and "No Assurance of Public Market; Arbitrary Determination of Offering Price."

NO PRESENT IDENTIFICATION OF INDUSTRY AND/OR ACQUISITION PROSPECTS; UNAVAILABILITY OF CONVENTIONAL PRIVATE OR PUBLIC OFFERINGS OF SECURITIES OR CONVENTIONAL BANK FINANCING. Management has not identified any specific business or even any specific industry which it intends to enter through the purchase of a business. Neither the Company nor any of its affiliates has any present plan, proposals, arrangements or understandings with respect to any possible Business Combination. None of the Company's officers, directors, promoters, their affiliates or associates has had any preliminary contact or discussions with any representative of any entity regarding the possibility of an acquisition or merger transaction as contemplated hereby. While management will have sole discretion to determine which businesses, if any, are intended to be acquired, as well as the intended terms of any acquisition, investors in this blank check offering will have the opportunity to evaluate the merits and risks of an acquisition and be entitled to make an election as to whether they desire to remain investors in the Company. An acquisition or merger will only be consummated if investors having contributed 80% of the maximum offering proceeds reconfirm their investment in the Company. Management has no present intention of (a) considering a Business Combination with entities owned or controlled by affiliates of the Company; (b) creating subsidiary entities with a view to distributing their securities to the shareholders of the Company; or (c) selling any securities owned or controlled by affiliates of the Company in connection with any Business Combination transaction without affording all shareholders a similar opportunity. The success or failure of an investment in the Shares will depend entirely upon the ability of management to acquire successful businesses and to continue to operate them and obtain additional capital to support the working capital requirements of these businesses after their acquisition, of which no assurances are given. See "Use of Proceeds" and "Proposed Business." Investors should recognize that an investment herein may prove substantially less favorable than a similar investment made directly in an entity which has a current business or stated business prospects. Further, it may be expected that any Target will present such a level of risk that conventional private or public offerings of securities or conventional bank financing will not be available.

UNSPECIFIED INDUSTRY; UNASCERTAINABLE RISKS. To date, the Company has not selected any particular industry in which to concentrate its Business Combination efforts. Accordingly, there is no current basis for prospective investors in this offering to evaluate the possible merits or risks of any Target or the particular industry in which the Company may ultimately operate. However, in connection with seeking shareholder approval of a Business Combination, the Company intends to furnish its shareholders with proxy solicitation materials prepared in accordance with the Exchange Act, which, among other matters, will include a description of the operations of the Target candidate and audited financial statements thereof. To the extent the Company effects a Business Combination with a financially unstable company or an entity in its early stage of development or growth (including entities without established records of sales or earnings), the Company will become subject to numerous risks inherent in the business operations of financially unstable and early stage or potential emerging growth companies. In addition, to the extent that the Company effects a Business Combination with an entity in an industry characterized by a high level of risk, the Company will become subject to the currently unascertainable risk of that industry. An extremely high level of risk frequently characterizes certain industries which experience rapid growth. Although management will endeavor to evaluate the risks inherent in a particular Target or industry, there can be no assurance that the Company will properly ascertain or assess all such significant risk factors. See "Proposed Business."

PROBABLE LACK OF BUSINESS DIVERSIFICATION. While the Company may, under certain circumstances, seek to effect Business Combinations with more than one Target, it is likely that the Company will have the ability to effect only a single Business Combination. Accordingly, the prospects for the Company's success will be entirely dependent upon the future performance of a single business. Unlike certain entities which have the resources to consummate several Business Combinations of entities operating in multiple industries or multiple areas of a single industry, it is highly likely that the Company will not have the resources to diversify its operations or benefit from the possible spreading of risks or offsetting of losses. In addition, by consummating a Business Combination with only a single entity, the prospects for the Company's success may become dependent upon the development or market acceptance of a single or limited number of products, processes or services. Consequently, there can be no assurance that the Target will prove to be commercially viable. See

"Proposed Business."

DEPENDENCE UPON KEY PERSONNEL. The ability of the Company successfully to effect a Business Combination will be largely dependent upon the efforts of John M. O'Keefe and Vicki J. Lavache, the Company's President and Secretary/Treasurer, respectively. It is anticipated that Messrs. O'Keefe and Lavache are the only persons whose activities will be material to the operations of the Company pending the Company's identification and consummation of a Business Combination. The Company has not entered into employment agreements with any officer. It is anticipated that each of Messrs. O'Keefe and Lavache will devote approximately 50% of his time to the affairs of the Company. The Company has not obtained "key person" life insurance on the lives of either of the officers. The loss of the services of such key personnel before suitable replacements are obtained could have a material adverse effect on the Company's capacity successfully to achieve its business objectives. Neither of the Company's key personnel is required to commit his full time to the affairs of the Company and, accordingly, such personnel may have conflicts of interest in allocating management time among various business activities. In addition, the success of the Company may be dependent upon its ability to retain additional personnel with specific knowledge or skills necessary to assist the Company in evaluating a potential Business Combination. There can be no assurance than the Company will be able to retain such necessary additional personnel. See "Proposed Business" and "Management."

LACK OF EXPERIENCE OF MANAGEMENT. Messrs. O'Keefe and Lavache have no prior experience with respect to the successful completion of a Business Combination. See "Management."

PROBABLE CHANGE IN CONTROL AND MANAGEMENT. Although the Company has no present plans, understandings or arrangements respecting any Business Combination, the successful completion of such a transaction will, in all likelihood, result in a change in control of the Company. This could result from the issuance of a large percentage of the Company's authorized but unissued securities or the sale by the present shareholders of all or a portion of their stock or a combination thereof. Any change in control will, in all likelihood, also result in the resignation or removal of the Company's present officers and directors. If there is a change in management, no assurance can be given as to the experience or qualifications of the persons who replace present management with respect to either the operation of the Company's activities or the operation of the business, assets or property acquired.

NATURE OF TRANSACTION; BENEFITS TO MANAGEMENT. In a merger or acquisition, the Company's officers may be able to negotiate the sale of their Shares at a premium price. After the merger, the investors in this offering may be left with management whose background and competence are unknown, stock worth substantially less than the price paid, and a greatly reduced percentage of ownership.

REIMBURSEMENT OF EXPENSES TO OFFICERS AND DIRECTORS. No funds will be disbursed from the escrow account for the reimbursement of expenses incurred by the Company's officers and directors on behalf of the Company. Notwithstanding the foregoing, there is no limit on the amount of such reimbursable expenses, and there will be no review of the reasonableness of such expenses by anyone other than the Company's Board of Directors, both of the members of which are Company officers. See "Use of Proceeds", "Proposed Business" and "Management".

LACK OF BUSINESS OPPORTUNITIES. Although the Company will attempt to locate potential Targets, there is no assurance that any business or assets worthy of even preliminary investigation will come to the Company's attention, or that any significant amount of funds will be expended in the actual acquisition of assets.

RISK OF MINIMUM OFFERING. The Company will only raise $50,000 in the event only the minimum offering amount is sold. Under this condition, in view of the limited funds available, the attractiveness of the Company to potential Targets would be materially diminished. In the event that less than the net proceeds from the maximum offering are raised, the Company's plans may be materially and adversely effected in that the Company may find it even more difficult, if not impossible, to realize its goals.

MANAGEMENT PARTICIPATION IN THIS OFFERING. The Company may sell Shares to officers and directors of the Company. Such persons may purchase the Shares offered hereby, although they have made no commitment to do so. Such purchases shall be made for investment purposes only and in a manner consistent with a public offering of the Company's Shares. Such purchases may be used to reach the amount required for closing in the event such amount is not reached as a result of purchases by the general public. The officers and directors could purchase up to 100% of the amount required for closing, which could be 200,000 Shares to meet the offering minimum. Such purchases will increase the percentage of securities held by the officers and directors. To the extent of any such Share purchases for investment purposes only, a portion of the Shares from this offering will not enter the "public float." The public float is the amount of free-trading Shares which are immediately resalable in the trading market. Such reduction means that there are fewer Shares for public investors to purchase and resell and may cause a lack of liquidity in the trading of the Company's Shares.

LOSS FROM ANALYSIS AND INVESTIGATION OF BUSINESS PROSPECTS. The Company will be required, in all probability, to expend funds in the preliminary investigation or examination of assets, businesses or properties, whether or not a Business Combination occurs. To the extent management determines that a potential Target has little or no value, the monies spent on such investigation will be a total loss. In no event will the funds placed in the escrow account, including any interest earned thereon, be used for expenses associated with the evaluation and structuring of a contemplated Business Combination.

LIMITED ABILITY TO EVALUATE TARGET MANAGEMENT. While the Company's ability successfully to effect a Business Combination will be dependent upon its key personnel, the future role of such personnel in the Target cannot presently be stated with any certainty. While it is possible that either of the Company's key personnel will remain associated in some capacities with the Company following a Business Combination, it is likely that such key personnel will not be associated with the Company subsequent thereto except as shareholders. Moreover, it is likely that such personnel will have little if any experience or knowledge relating to the operations of the particular Target. Furthermore, although the Company intends closely to scrutinize the management of a prospective Target in connection with evaluating the desirability of effecting a Business Combination, there can be no assurance that the Company's assessment of such management will prove to be correct, especially in light of the inexperience of current key personnel of the Company in evaluating businesses. In addition, there can be no assurance that future management will have the necessary skills, qualifications or abilities to manage a public company. The Company may also seek to recruit additional managers to supplement the incumbent management of the Target. There can be no assurance that the Company will have the ability to recruit such additional managers, or that such additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management. See "Proposed Business".

COMPETITION. The Company expects to encounter intense competition from other entities having a business objective similar to that of the Company. Many of these entities are well established and have extensive experience in connection with identifying and effecting Business Combinations directly or through affiliates. Many of these competitors possess greater financial, technical, personnel and other resources than the Company. There can be no assurance that the Company will have the ability to compete successfully. The Company's financial resources will be relatively limited when contrasted with those of many of its competitors. This inherent competitive limitation may compel the Company to select certain less attractive Targets. See "Proposed Business".

UNCERTAINTY OF COMPETITIVE ENVIRONMENT OF TARGET. In the event that the Company succeeds in effecting a Business Combination, the Company will, in all likelihood, become subject to intense competition from competitors of the Target. In particular, certain industries which experience rapid growth frequently attract an increasingly larger number of competitors, including competitors with increasingly greater financial, marketing, technical and other resources than the initial competitors in the industry. The degree of competition characterizing the industry of any prospective Target cannot presently be ascertained. There can be no assurance that, subsequent to a Business Combination, the Company will have the resources to compete effectively, especially to the extent that the Target is in a high growth industry. See "Proposed Business".

POSSIBLE NEED FOR ADDITIONAL FINANCING. The Company has had no revenues to date and is entirely dependent upon the proceeds of this offering to commence operations relating to selection of a prospective Target. The Company will not receive any revenues until the consummation of a Business Combination. Although the Company believes that the proceeds of this offering (provided that the maximum offering amount is sold) will be sufficient to effect a Business Combination, inasmuch as the Company has not yet identified any prospective Target candidates, the Company cannot ascertain with any degree of certainty the capital requirements for any particular transaction. In the event that the net proceeds of this offering prove to be insufficient for purposes of effecting a Business Combination (because of the size of the Business Combination or the depletion of 10% of the portion of the net proceeds available to the Company for the search for a Target), the Company will be required to seek additional financing. In the event no Target is identified or no Business Combination has been consummated, and all of the net proceeds other than the Deposited Funds have been expended, the Company currently has no plans or arrangements with respect to additional financing which may be required to continue the operations of the Company. In such event, Messrs. O'Keefe and Lavache may consider lending the Company funds for operations. Although there are no plans or arrangements with respect to such loans, Messrs. O'Keefe and Lavache do not currently anticipate such loans, if any, will be made on terms other than for market interest rates. There can be no assurance that Messrs. O'Keefe and Lavache will make such loans to the Company, or if made that such will be made on terms favorable to the Company. The Deposited Funds, including any interest earned thereon, however, will not be used for expenses associated with the evaluation and structuring of a contemplated Business Combination. There can be no assurance that such financing would be available on acceptable terms, if at all. To the extent that such additional financing proves to be unavailable when needed to consummate a particular Business Combination, the Company would, in all likelihood, be compelled to restructure the transaction or abandon that particular Business Combination and seek an alternative Target candidate. See

See "Proposed Business".

POSSIBLE NEED FOR ADDITIONAL FINANCING FOR TARGET. In the event of the consummation of a Business Combination, the Company cannot ascertain with any degree of certainty the capital requirements for any particular Target inasmuch as the Company has not yet identified any prospective Target candidates. To the extent the Business Combination results in the Target requiring additional financing, such additional financing (which, among other forms, could be derived from the public or private offering of securities or from conventional bank financing), may not be available, as a result of, among other things, the Target not having sufficient (i) credit or operating history; (ii) income stream; (iii) profit level; (iv) asset base eligible to be collateralized; or (v) market for its securities.

Because no specific Business Combination or industry has been targeted, it is not possible to predict the specific reasons why conventional private or public financing or conventional bank financing might not be available. There can be no assurances that, in the event of consummation of a Business Combination, sufficient financing to fund the operations or growth of the Target will be available upon terms satisfactory to the Company, nor can there be any assurance that financing would be available at all.

POSSIBLE USE OF DEBT FINANCING; DEBT OF A TARGET. There are currently no limitations relating to the Company's ability to borrow funds to increase the amount of capital available to the Company to effect a Business Combination or otherwise finance the operations of a Target. The amount and nature of any borrowing by the Company will depend on numerous considerations, including the Company's capital requirements, the Company's perceived ability to meet debt service on any such borrowing and then prevailing conditions in the financial markets, as well as general economic conditions. There can be no assurance that debt financing, if required or otherwise sought, would be available on terms deemed to be commercially acceptable and in the best interests of the Company. The inability of the Company to borrow funds required to effect or facilitate a Business Combination, or to provide funds for an additional infusion of capital into a Target, may have a material adverse effect on the Company's financial condition and future prospects. Additionally, to the extent that debt funding ultimately proves to be available, any borrowing may subject the Company to various risks traditionally associated with incurring indebtedness, including the risks of interest rate fluctuations and insufficiency of cash flow to pay principal and interest. Furthermore, a Target may have already incurred debt financing and, therefore, all the risks inherent thereto. See "Use of Proceeds" and "Proposed Business."

AUTHORIZATION OF ADDITIONAL SECURITIES. The Company's Articles of Incorporation authorize the issuance of 25,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $.01 per share. Upon completion of this offering, assuming all of the Shares offered hereby are sold, there will be 21,000,000 authorized but unissued shares of Common Stock available for issuance. Although the Company has no commitments as of the date of this prospectus to issue any shares of Common Stock other than as described in this prospectus, the Company will, in all likelihood, issue a substantial number of additional Shares in connection with a Business Combination. To the extent that additional shares of Common Stock are issued, dilution of the interests of the Company's then current shareholders will occur. Additionally, if a substantial number of shares of Common Stock are issued in connection with a Business Combination, a change in control of the Company may occur which may impact, among other things, the utilization of net operating losses, if any. Furthermore, the issuance of a substantial number of shares of Common Stock may adversely affect prevailing market prices, if any, for the Common Stock, and could impair the Company's ability to raise additional capital through the sale of equity securities. See "Proposed Business" and "Description of Securities."

ACQUISITION DILUTION AND CONTROL. The Company plans to acquire another company or companies through the issuance of Shares. See "Proposed Business". Any such acquisition effected by the Company will result in the issuance of additional shares of Common Stock which will result in substantial dilution in the percentage of the Company's Common Stock then held by the Company's shareholders, including investors in this offering. Moreover, the Shares issued in any such acquisition or merger transaction may be valued on an arbitrary or non arms-length basis by management of the Company. In addition, a merger will, in all likelihood, involve the appointment of additional members to the Company's Board of Directors. Any such acquisition or merger may not legally require shareholder approval, however, the Company plans to hold a shareholders' meeting to vote on any acquisition or merger and provide a proxy statement to shareholders at least 10 days prior thereto. Such transaction will likely be structured so that the owners of a Target being acquired will be issued an amount of the Company's Shares sufficient to provide them an 80% equity ownership interest in the Company.

INVESTMENT COMPANY ACT CONSIDERATIONS. The regulatory scope of the Investment Company Act of 1940, as amended (the "Investment Company Act"), which was enacted principally for the purpose of regulating vehicles for pooled investments in securities, extends generally to companies engaged primarily in the business of investing, reinvesting, owning, holding or trading in securities. The Investment Company Act may, however, also be deemed to be applicable to an entity which does not intend to be characterized as an investment company but which, nevertheless, engages in activities which may be deemed to be within the definitional scope of certain provisions of the Investment Company Act. The Company believes that its anticipated activities, which will involve acquiring control of a Target, will not subject the Company to regulation under the Investment Company Act. Nevertheless, there can be no assurance that the Company will not be deemed to be an investment company, especially during the period prior to a Business Combination. In the event the Company is deemed to be an investment company, the Company may become subject to certain restrictions relating to the Company's activities, including restrictions on the nature of its investments and the issuance of securities. In addition, the Investment Company Act imposes certain requirements on entities deemed to be within its regulatory scope, including registration as an investment company, adoption of a specific form of corporate structure and compliance with certain reporting, recordkeeping, voting, proxy, disclosure and other rules and regulations. In the event of characterization of the Company as an investment company, the failure by the Company to satisfy regulatory requirements, whether on a timely basis or at all, would, under certain circumstances, have a material adverse effect on the Company. See "Proposed Business."

TAX CONSIDERATIONS. As a general rule, federal and state tax laws and regulations have a significant impact upon the structuring of Business Combinations. The Company will evaluate the possible tax consequences of any prospective Business Combination and will endeavor to structure its Business Combination so as to achieve the most favorable tax treatment to the Company, the Target and their respective shareholders. There can be no assurance, however, that the Internal Revenue Service (the "IRS") or appropriate state tax authorities will ultimately assent to the Company's tax treatment of a consummated Business Combination. To the extent the IRS or state tax authorities ultimately prevail in recharacterizing the tax treatment of a Business Combination, there may be adverse tax consequences to the Company, the Target and their respective shareholders. See "Proposed Business".

POSSIBLE PAYMENT OF FINDER'S FEES. In the event that a person or entity assists the Company in connection with the introduction to a prospective Target with which a Business Combination is ultimately consummated, such person or entity may be entitled to receive a finder's fee in consideration for such introduction. Such person may be required to be registered as, among other things, an agent or broker-dealer under the laws of certain jurisdictions. The Company is not presently obligated to pay any finder's fees. The officers and directors of the Company will not be entitled to receive a finder's fee in the event they originate a Business Combination. See "Proposed Business" and "Management".

CONTROL BY PRESENT SHAREHOLDERS. Upon consummation of the offering, if the maximum number of Shares offered is sold, the present shareholders (who are also the present officers and directors) of the Company, will collectively own 75% of the then issued and outstanding Shares. (These figures could be higher if such persons acquire Shares in this offering.) In the election of directors, shareholders are not entitled to accumulate their votes for nominees. Accordingly, the current shareholders will be able to elect all of the Company's directors of the Company. See "Principal Shareholders," "Certain Transactions" and "Description of Securities."

NO DIVIDENDS. The Company has not paid any dividends on its Common Stock to date and does not presently intend to pay cash dividends prior to the consummation of a Business Combination. The payment of dividends after any such Business Combination, if any, will be contingent upon the Company's revenues and earnings, if any, capital requirements and general financial condition subsequent to consummation of a Business Combination. The payment of any dividends subsequent to a Business Combination will be within the discretion of the Company's then Board of Directors. It is the present intention of the Board of Directors to retain all earnings, if any, for use in the Company's business operations and, accordingly, the Board does not anticipate paying any cash dividends in the foreseeable future. See "Description of Securities".

NO COMMITMENT TO PURCHASE SHARES. No commitment exists by anyone to purchase any of the Shares offered. Consequently, no assurance can be given that any Shares will be sold. Although no commitment has been made, officers and directors may purchase Shares in the offering. This offering is being made on a "best efforts" 200,000 Share minimum, 1,000,000 Share maximum basis. In the event that the minimum of 200,000 Shares is not sold by March 31, 2000, all proceeds raised will be returned promptly to subscribers in full with interest. Subscribers will not be entitled to a return of funds from the escrow account during the offering period. See "The Offering".

NO ASSURANCE OF PUBLIC MARKET; ARBITRARY DETERMINATION OF OFFERING PRICE. Prior to this offering, there has been no public trading market for the Shares. The initial public offering price of the Shares has been arbitrarily selected by the Company and does not bear any relationship to such established valuation criteria as assets, book value or prospective earnings. There can be no assurance that a regular trading market will develop for the Shares after this offering or that, if developed, that any such market will be sustained. The Shares will likely appear in what is customarily known as the "pink sheets" or on the Bulletin Board, thus limiting their marketability. So long as the Company has net tangible assets of $2,000,000 or less, transactions in the Shares shall be subject to Rule 15c2-6 promulgated under the Exchange Act. Under such rule, broker-dealers who recommend such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with spouse) must make a special written suitability determination and receive a written agreement to a transaction prior to sale. Transactions are exempt from this rule if the market price of the Shares is at least $5.00. If the Shares become subject to Rule 15c2-6, broker-dealers may find it difficult to effectuate customer transactions and/or trading activity in the Shares, thus, the market price, if any, may be depressed, and an investor may find it more difficult to dispose of the Shares. As of the date hereof, the Company has had no discussions and there are no understandings with any firm regarding the participation of such firm as a market maker in the Shares. See "The Offering."

NO PRESENT PLANS FOR THE DEVELOPMENT OF A TRADING MARKET. There are currently no plans, proposals, arrangements or understandings with any person with regard to the development of a trading market in the Shares.


IMMEDIATE SUBSTANTIAL DILUTION; DISPARITY OF CONSIDERATION. Assuming all Shares offered are sold, investors in this offering will incur an immediate and substantial dilution of approximately $.199 per Share between the pro forma net tangible book value per Share after the offering of $.051 and the public offering price of $.25 per share. The existing shareholders of the Company acquired their Shares at a nominal price and, accordingly, new investors will bear virtually all of the risks inherent in an investment in the Company. See "Dilution."


SHARES ELIGIBLE FOR FUTURE SALE. All 3,000,000 Shares of the Company's Common Stock outstanding are "restricted securities" and under certain circumstances may in the future be sold in compliance with Rule 144 promulgated under the Securities Act. Future sales of those shares under Rule 144 could depress the market price of the Shares in any market which may develop. The current outstanding Shares became eligible for sale pursuant to Rule 144 on January 26, 1999.

In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company (or persons whose shares are aggregated) who has owned restricted shares beneficially for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class or, if the shares are quoted on NASDAQ, the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least three months immediately preceding the sale and who has beneficially owned shares for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above. No prediction can be made as to the effect, if any, that sales of restricted shares or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of restricted shares may be sold in the public market may adversely affect prevailing market prices for the Shares and could impair the Company's ability to raise capital through the sale of equity securities. See "Principal Shareholders" and "Description of Securities."

REGULATIONS CONCERNING "BLANK CHECK" ISSUERS. The ability to register or qualify for sale the Shares for both initial sale and secondary trading is limited because a number of states have enacted regulations pursuant to their securities or "blue sky" laws restricting or, in some instances, prohibiting, the sale of securities of "blank check" issuers, such as the Company, within that state. In addition, many states, while not specifically prohibiting or restricting "blank check" companies, may not register the Shares for sale in their states. Because of such regulations and other restrictions, the Company's selling efforts, and any secondary market which may develop, may only be conducted in those jurisdictions where an applicable exemption is available or a blue sky application has been filed and accepted or where the Shares have been registered.

The Company has not applied to register the Shares in any state other than New York. The Company may seek to obtain an exemption from registration to offer the Shares in various states and may apply to register the Shares in some states in addition to New York. Purchasers of the Shares in this offering must be residents of such jurisdictions which either provide an applicable exemption or in which the Shares are registered. In order to prevent resale transactions in violation of states' securities laws, public shareholders may only engage in resale transactions in the Shares in such jurisdictions in which an applicable exemption is available or a registration application has been filed and accepted. As a matter of notice to the holders thereof, the Common Stock certificates shall contain information with respect to resale of the Shares. Further, the Company will advise market makers in the Shares, if any, of such restriction on resale. Such restriction on resales may limit the ability of investors to resell the Shares purchased in this offering. The Company shall amend this prospectus for the purpose of disclosing the several states other than New York, if any, in which the Company's shares are registered.

Several states may permit secondary market sales of the Shares (i) once or after certain financial and other information with respect to the Company is published in a recognized securities manual such as Standard & Poor's Corporation Records,
(ii) after a certain period has elapsed from the date hereof, or (iii) pursuant to exemptions applicable to certain investors. However, because the Company is a "blank check" company, it may not be able to be listed in a recognized securities manual until after the consummation of the first Business Combination.

                                 USE OF PROCEEDS

Because management has no specific business contemplated for the Company, it is unable to indicate precisely categories for the use of proceeds from this blank check offering. However, the following table sets forth management's estimate as to how the proceeds will likely be allocated:

                                   Minimum        Maximum
                                   Gross          Gross
                                   Proceeds       Proceeds
DESCRIPTION                        Raised         Raised(l)

Working capital available for
operations and other business
endeavors(2)                       $44,000        $224,000

Offering expenses(3)               $ 1,000        $  1,000

Underwriting commissions           $ 5,000        $ 25,000
                                   =======        ========

TOTAL                              $50,000        $250,000

----------------------------
(1)The Company intends to utilize the proceeds from this blank check offering in the priority set forth in this column whether or not such gross proceeds or a lesser amount are raised. No assurances are given that the Company will sell any Shares.

(2)The working capital (i.e., monies to be used in connection with a potential acquisition, including but not limited to due diligence, travel and related out-of-pocket expenses, and consulting fees, if any) that will be available should be considered to be uncommitted because the Company is not presently planning to invest in any specific business or property, and the Company has no understanding, arrangement or contractual commitment to participate in, or acquire, any business or property. Such funds, however, may be used in connection with the Company's acquisition of a business or property, including the costs of such acquisition. Substantial funds could be expended in connection with preparing for an acquisition that is not consummated. Working capital also will be used to pay other costs of the Company's operations, including legal fees and costs incurred in filing periodic reports under the federal securities laws. A portion of the gross proceeds raised hereby may be paid to officers, directors and promoters, and their affiliates or associates, for any of their out-of-pocket expenses relating to this offering. The Company has not established any limit on the amount of the gross proceeds that may be paid to officers, directors and promoters and their affiliates or associates for expenses of the offering. However, no portion of the proceeds raised hereby will be paid to those persons, directly or indirectly, as consultants' fees, advisors' fees, officers' salaries, directors' fees, finders' fees for acquisitions, purchase of Shares or other payments, in accordance with an informal understanding among management. Management is not aware of any circumstances under which such policy may be changed. Working capital also may be used to obtain the services of independent outside consultants to evaluate prospective acquisitions for the Company. If the Company uses outside consultants, it will compensate such consultants at competitive rates. The Company is not presently under any agreement or understanding to use the services of any outside consultant for such purposes. Indeed, the Company may choose to enter into acquisitions or other business endeavors without seeking such consulting services.

(3)Includes legal, accounting, printing and transfer agent fees, and other miscellaneous expenses not paid by the Company.
-----------------------------


The Company received a total of $39,000 in capital contributions from its founders. See "Certain Transactions." This amount was used as seed money to finance the expenses of this blank check offering, including legal fees, audit and accounting fees and printing fees. Such fees are not impacted by the success of the full amount of the offering being sold. The Company estimates that it will have available as working capital for acquisitions and other business endeavors an aggregate of approximately $224,000, assuming all of the Shares offered hereby are sold and underwriting commissions and offering expense are paid (an aggregate sum of $26,000). The Company estimates that it will have available as working capital approximately $44,000 assuming the minimum number of Shares offered hereby is sold and underwriting commissions and offering expenses are paid (an aggregate sum of $6000).

The Company presently anticipates that it will be able to locate and acquire suitable business interests or properties utilizing the net proceeds of this blank check offering, assuming all or substantially all of the net proceeds from the maximum offering are raised. In the event that substantially less than the net proceeds from the maximum offering are raised, the Company's plans may be materially and adversely affected in that the Company may find it even more difficult, if not impossible, to realize its goals. In any event, if the Company eventually determines that a business opportunity requires additional funds, regardless of the level of net proceeds raised, the Company may seek such additional financing through loans, additional equity issuances or through other financing arrangements. No such financing arrangements presently exist, and no assurances can be given that such additional financing will be available, or, if available, on terms acceptable to the Company. Investors buying Shares in this blank check offering will not, unless otherwise required by law, participate in the determination of whether to obtain additional financing or as to the terms of any such financing. See "Proposed Business".

The net proceeds of this blank check offering may be used, in management's discretion, to make loans (other than to officers and other affiliates); no restrictions exist, other than as set forth above, as to whom loans may be made. Further, no criteria have as yet been established for determining whether or not to make loans, whether any such loans will be secured or limitations as to amount.

The Company has not and does not presently intend to impose any limits or other restrictions on the amount or circumstances under which any of such transactions may occur, except that none of the Company's officers, directors or their affiliates shall receive any personal financial gain from the proceeds of this blank check offering except for reimbursement of out-of-pocket offering expenses. No assurance can be given that any of such potential conflicts of interest will be resolved in favor of the Company or will otherwise not cause the Company to lose potential opportunities.

None of the proceeds raised hereby will be used to make any loans to the Company's promoters, management or their affiliates or associates of any of the Company's shareholders. Further, the Company may not borrow funds and use the proceeds therefrom to make payments to the Company's promoters, management or their affiliates or associates.

It is contemplated that the Deposited Funds will be invested in one of the following, pending the consummation of any acquisition effected in accordance with Rule 419:

          (a) an obligation that constitutes a "deposit," as that term is defined in Section 3(1) of the Federal Deposit Insurance Act [12 U.S.C. 1813(1)
(1991)];

          (b) securities of an open-end investment company registered under the Investment Company Act that holds itself out as a money market fund meeting the conditions of paragraph (c)(2), (c)(3) and (c)(4) of Rule 2a-7 (17 CFR 270.2a-7) under the Investment Company Act; or

          (c) securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

The Company believes that the proceeds from this blank check offering will be sufficient to satisfy the Company's cash needs through consummation of a Business Combination provided that the maximum offering amount is sold. The Company may be deemed an "investment company" should the net proceeds of this blank check offering remain uninvested for more than one year. Being deemed an investment company without registration under the Investment Company Act can result in civil liability and criminal penalties to controlling persons in certain instances, as well as civil liabilities and unenforceability of contracts with regard to the Company. In the event the Company has not completed an acquisition of a business within one year of the closing of this blank check offering, the Company will take such actions as it deems necessary to avoid being classified as an "investment company." Such measures may include a decision, if deemed necessary, to seek shareholder approval to liquidate the Company. If there is such a liquidation, all investors in this blank check offering will receive the liquidated assets comprised of the Deposited Funds on a pro-rata basis.

                                    DILUTION

The difference between the public offering price per Share and the pro forma net tangible book value per Share after this offering constitutes the dilution to investors in this offering. Net tangible book value per Share is determined by dividing the net tangible book value of the Company (total tangible assets less total liabilities) by the number of outstanding Shares.

At October 31, 1999, the net tangible book value of the Company was $38,337 or $.013 per Share. After giving effect to the sale of 1,000,000 Shares offered hereby and the application of the estimated net proceeds therefrom, the pro forma net tangible book value of the Company at October 31, 1999 would have been $202,337 or $.051 per Share, representing an immediate increase in net tangible book value of $164,000 or $.038 per Share to existing shareholders and an immediate dilution of $.199 per Share to investors in this offering. There are currently no plans, proposals, arrangements or understandings with respect to the sale of additional securities to any persons for the period commencing with the closing of this offering and the Company's identification of a Business Combination. See "The Offering."

The following table illustrates the foregoing information with respect to dilution to new investors on a per-Share basis after the offering assumes all Shares offered are sold:


Public offering price per Share         $ .25
Net tangible book value per
     Share, before this offering        $ .013
Increase per Share attributable
     to investments by new investors    $ .038
Net tangible book value per Share,
     after this offering                $ .051
Dilution to new investors per Share     $ .199


The following table sets forth, as of the date of this prospectus, with respect to existing shareholders and new investors, a comparison of the number of Shares acquired, their percentage ownership of such Shares, the total consideration paid, the percentage of total consideration paid and the average price per
Share:

                           PERCENTAGE   CONSIDERATION  PERCENTAGE OF  PRICE PER
                 AMOUNT     OF SHARES       PAID       CONSIDERATION    SHARE
Existing
 Shareholders  3,000,000      75.0%     $ 39,000.00        13.5%        $.013
New Investors  1,000,000      25.0%     $250,000.00        86.5%        $.25
               ---------     ------     -----------       ------
Total          4,000,000     100.0%     $289,000.00       100.0%

                                LEGAL PROCEEDINGS

The Company is not a party to, nor is it aware of, any threatened litigation of any nature.

                                 CAPITALIZATION

The following table sets forth the capitalization of the Company as of October 31, 1999, and as adjusted to give effect to the sale of the minimum and maximum number of Shares being offered hereby and the application of the estimated net proceeds therefrom:

          Minimum - 200,000 Shares


                                             OUTSTANDING            AS
                                                                 ADJUSTED
Notes payable - related party                  $ 12,974           $ 12,974
Shareholders' equity
  Preferred Stock, $.01 par value,
  5,000,000 shares authorized, none
  issued;
  Common Stock, $.01 par                       $   -              $   -
  value, 25,000,000 shares
  authorized, 3,000,000 shares issued,
  3,200,000 as adjusted                        $ 30,000           $ 32,000
Capital in excess of par value(1)              $ 19,500           $  1,500
Deficit accumulated during
  development stage                            $(11,163)          $(11,163)
                                               ---------          ---------
Total shareholders' equity                     $ 38,337           $ 22,339
                                               ---------          ---------
Total capitalization                           $ 51,311           $ 35,313
                                               ---------          ---------


          Maximum - 1,000,000 Shares


                                             OUTSTANDING            AS
                                                                 ADJUSTED
Notes payable - related party                  $ 12,974           $ 12,974
Shareholders' equity
  Preferred Stock, $.01 par value,
  5,000,000 shares authorized,
  none issued;                                 $    -             $    -
  Common Stock, $.01
  par value, 25,000,000 shares
  authorized, 3,000,000 shares
  issued, 4,000,000 as adjusted                $ 30,000           $ 40,000
Capital in excess of par value(2)              $ 19,500           $173,500
Deficit accumulated during
     development stage                         $(11,163)          $(11,163)
                                               ---------          --------
Total Shareholders' equity                     $ 38,337           $202,337
                                               ---------          --------
Total capitalization                           $ 51,311           $215,311
                                               ---------          --------



------------------------------------
(1) Net of underwriting discounts and commissions of $5,000 and expenses of the offering estimated at $61,000.
(2) Net of underwriting discounts and commissions of $25,000 and expenses of the offering estimated at $61,000.

                                   MANAGEMENT

DIRECTORS AND OFFICERS

NAME                     AGE  TITLE
----                     ---  -----

John M. O'Keefe          56   President, Director
Vicki J. Lavache         52   Secretary/Treasurer, Director

Mr. O'Keefe serves as chief executive officer of Merit First, Inc., an investment banking firm in Tequesta, Florida which he formed in June 1996, that specializes in advising development stage enterprises concerning finance. Prior to that, he served as chief financial officer of Eutro Group Holding Inc., a publicly-traded company located in Jupiter, Florida in the medical diagnostic business, since 1993. Earlier in his career, Mr. O'Keefe sold life and health insurance and worked as a bank loan officer. He spent four years in the U.S. Navy after graduating from Fordham University in New York in 1964.

Ms. Lavache serves as secretary/treasurer of Merit First. Previously, she served as Mr. O'Keefe's assistant at Eutro Group Holding. From 1986 through 1995 she owned and operated Executive Line Business Services Inc. in Jupiter, Florida, a provider of secretarial, bookkeeping and other business services.

The directors of the Company hold office until the next annual meeting of the shareholders and until their successors have been elected and qualified.

The directors receive no compensation for serving as such, other than reimbursement of reasonable expenses incurred in attending meetings. Officers are appointed by the Board of Directors and serve at the discretion of the Board. Messrs. O'Keefe and Lavache, the current executive officers of the Company, intend to devote approximately 50% of their time to the affairs of the Company.

There are no agreements or understandings for any officer or director to resign at the request of another person and neither of the officers or directors is acting on behalf of or will act at the direction of any other person.

EXECUTIVE COMPENSATION

No compensation has been paid to any officers or directors since inception. The Company does not expect to pay any direct or indirect compensation to its officers and directors except for reimbursement for reasonable out-of-pocket expenses. There are no understandings or arrangements otherwise relating to compensation. Management anticipates that shares of the Company's authorized but unissued Common Stock may be utilized in connection with a business acquisition or combination and not as compensation to the Company's management, promoters, or their affiliates or associates. See "Use of Proceeds", "Management
- Conflicts of Interest" and "Certain Transactions".

CONFLICTS OF INTEREST

The proposed business of the Company raises potential conflicts of interest between the Company and its officers and directors. The Company has been formed for the purpose of locating suitable business opportunities in which to participate. Each member of management will be devoting not more than half of his or her time to the Company and is engaged in various other business activities. From time to time, in the course of such activities they may become aware of investment and business opportunities and may be faced with the issue of whether to involve the Company in such transactions.

Management of the Company is required by the Company's By-Laws to bring business opportunities to the Company insofar as they relate to business opportunities in which the Company has expressed an interest. Because the business of the Company is to locate a suitable business venture, management is required to bring such business opportunities to the Company. Potential conflicts may arise if a member of management does not disclose such potential business opportunities.

It is possible that management may organize other "blank check" companies in the future and offer their securities to the public. Management may have conflicts in the event that another "blank check" company associated with management is actively seeking the acquisition of properties and businesses that are identical or similar to those that the Company may seek, should the Company complete this offering. A conflict will not be present between the Company and another affiliated "blank check" company if, before the Company begins seeking acquisitions, such other "blank check" company (i) enters into an understanding, arrangement or contractual commitment to participate in, or acquire, any business or property, and (ii) ceases its search for additional properties or businesses identical or similar to those the Company may seek. Conflicts also may not be present to the extent that potential business opportunities are appropriate for the Company but not for other affiliated "blank check" companies (or vice versa), because of such factors as the difference in working capital available. If, however, at any time the Company and any other entities affiliated with management are simultaneously seeking business opportunities, management may face the conflict of whether to submit a potential business acquisition to the Company or to such other entities. In the event that an opportunity is appropriate to both the Company and another affiliated

"blank check" entity, management intends first to offer such opportunity to that entity that first closed on the sale of its securities.

The Company will not invest the proceeds of this blank check offering in any entity affiliated with management without the approval of shareholders holding a majority of the Company's Shares not owned by the Company's officers and directors. Further, and in any event, the Company must comply with the reconfirmation offering requirements of Rule 419. The Company has established no other guidelines or procedures for resolving potential conflicts. Failure by management to resolve conflicts of interest in favor of the Company may result in the liability of management to the Company. Management has and will continue to have an affirmative obligation to disclose conflicts of interest to the Company' Board of Directors or shareholders.

                             PRINCIPAL SHAREHOLDERS

The following table sets forth information as of the date hereof and as adjusted to reflect the sale of the Shares offered hereby, based on information obtained from the persons named below, with respect to the beneficial ownership of shares of Common Stock by (i) each person known by the Company to be the owner of more than 5% of the outstanding shares of Common Stock, (ii) each director, and (iii) officers and directors as a group:

                             AMOUNT AND APPROXIMATE
                        PERCENTAGE OF OUTSTANDING SHARES

                              BENEFICIAL     BEFORE     AFTER
SHAREHOLDER                   OWNERSHIP      OFFERING  OFFERING(2)

John M. O'Keefe(1)            1,650,000       55%       41.25%
8671 SE Somerset Island Way
Jupiter, Florida 33458

Vicki J. Lavache(1)           1,350,000       45%       33.75%
1510 Seabrook Road
Jupiter, Florida 33469

Officers and directors        3,000,000      100%       75.00%
as a group (2 persons)


(1) An officer and director
(2) Assumes all Shares offered are sold to investors other than Messrs. O'Keefe and Lavache.

Unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all Shares beneficially owned by them. Neither person named in the table is acting as nominee for any persons or is otherwise under the control of any person or group of persons.

Messrs. O'Keefe and Lavache may be deemed to be "promoters" and "parents" of the Company, as such terms are defined under the federal securities laws.

                            DESCRIPTION OF SECURITIES

GENERAL

The Company is authorized to issue 25,000,000 shares of Common Stock, par value $.01 per share. Prior to this offering, 3,000,000 shares of Common Stock were outstanding, held of record by two persons. The Company is authorized to issue 5,000,000 shares of Preferred Stock, par value $.01 per share, none of which is outstanding.

COMMON STOCK

The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the Shares voted for the election of directors can elect all of the directors. The holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. Holders of shares of Common Stock, as such, have no conversion, preemptive or other subscription rights, and, except as noted herein, there are no redemption provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are, and the Shares when issued and paid for as set forth in this prospectus, will be, fully paid and nonassessable.

PREFERRED STOCK

The Board of Directors of the Company is authorized (without any further action by the shareholders) to issue Preferred Stock in one or more series and to fix the voting rights, liquidation preferences, dividend rates, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences. Satisfaction of any dividend preferences of outstanding Preferred Stock would reduce the amount of funds available for the payment of dividends, if any, on the Common Stock. Also, holders of the Preferred Stock would normally be entitled to receive a preference payment in the event of any liquidation, dissolution or winding up of the Company before any payment is made to holders of Common Stock. In addition, under certain circumstances, the issuance of Preferred Stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of the Company's securities, or the removal of incumbent management. The Board of Directors of the Company, without shareholder approval, may issue Preferred Stock with dividend, liquidation, redemption, voting and conversion rights which could adversely affect the holders of Common Stock.

DIVIDENDS

The Company has not paid any dividends on its Common Stock to date and does not presently intend to pay cash dividends prior to the consummation of a Business Combination. The payment of cash dividends in the future, if any, will be contingent upon the Company's revenues and earnings, if any, capital requirements and general financial condition subsequent to consummation of a Business Combination. The payment of any dividends subsequent to a Business Combination will be within the discretion of the Company's then Board of Directors. It is the present intention of the Board of Directors to retain all earnings, if any, for use in the Company's business operations and, accordingly, the Board does not anticipate paying any cash dividends in the foreseeable future.

TRANSFER AGENT

After completion of this offering, the transfer agent for the Company's Common Stock will be Florida Atlantic Stock Transfer, Inc., 7130 Nob Hill Rd., Tamarac, Florida 33321. Currently the Company is acting as its own transfer agent.

SHARES ELIGIBLE FOR FUTURE SALE

Upon consummation of the sale of the maximum amount of Shares offered in this offering, the Company will have 4,000,000 Shares outstanding. Of these, the 1,000,000 Shares sold in this offering will be freely tradeable without restriction or further registration under the Securities Act, except for any Shares purchased by an "affiliate" of the Company (in general, a person who has a control relationship with the Company) which will be subject to the limitations of Rule 144 promulgated by the S.E.C. under the Securities Act. All of the remaining 3,000,000 shares are "restricted securities," as that term is defined under Rule 144, in that such Shares were issued in private transactions not involving a public offering.

In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company (or persons whose Shares are aggregated), who has owned restricted shares beneficially for at least one year, is entitled to sell, within any three-month period, a number of Shares that does not exceed the greater of 1% of the total number of outstanding Shares of the same class, or the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least the three months immediately preceding the sale and who has beneficially owned Shares for at least two years is entitled to sell such Shares under Rule 144 without regard to any of the limitations described above.

Prior to this offering, there has been no market for the Shares, and no prediction can be made as to the effect, if any, that market sales of restricted shares or the availability of such restricted shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of Common Stock may be sold in the public market may adversely affect the price for the sale of the Company's Shares in any trading market which may develop.

                                 INDEMNIFICATION

The Company's Articles of Incorporation and Florida law contain provisions relating to the indemnification of officers and directors. Generally, they provide that the Company may indemnify any person who was or is a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except for an action by or in right of the Company, by reason of the fact that he is or was a director, officer, employee or agent of the Company. It must be shown that he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company. Generally, no indemnification may be made where the person has been determined to be negligent or guilty of misconduct in the performance of his duty to the Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the S.E.C. such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                PROPOSED BUSINESS

INTRODUCTION

The Company was formed in January 1998 to effect a merger, exchange of capital stock, asset acquisition or other similar business combination (a "Business Combination") with an operating business (a "Target") which the Company believes has significant growth potential. The Company will not engage in any substantive commercial business immediately following this offering and for an indefinite period of time following this offering. The Company has no plan, proposal, agreement, understanding or arrangement to acquire or merge with any specific business or entity and the Company has not identified any specific business or entity for investigation and evaluation. The Company intends to utilize cash (to be derived from the proceeds of this offering), equity, debt or a combination thereof in effecting a Business Combination. It is likely that the Company will have the ability to effect only a single Business Combination. The Company may effect a Business Combination with a Target which may be financially unstable or in its early stage of development or growth.

"BLANK CHECK" OFFERING

As a result of management's broad discretion with respect to the specific application of the net proceeds of this offering, this offering can be characterized as a "blank check" offering. Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a Business Combination, such proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in the Company without an opportunity to evaluate the specific merits or risks of any one or more Business Combinations. A Business Combination may involve the acquisition of, or merger with, an entity which does not need substantial additional capital but which desires to establish public trading status, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself, such as time delays, significant expense, loss of voting control and compliance with various federal and state securities laws.

None of the Company's officers, directors, promoters, their affiliates or associates has had any preliminary contact or discussions with any representative or the owner of any business or entity regarding the possibility of an acquisition or merger transaction contemplated hereby. While management will have sole discretion to determine which businesses, if any, are intended to be acquired, as well as the intended terms of any acquisition, investors in this blank check offering will have the opportunity to evaluate the merits and risks of an acquisition and be entitled to make an election as to whether they desire to remain investors in the Company. An acquisition will only be consummated if investors representing 80% of the maximum offering proceeds reconfirm their investment. Management has no present intention of (a) considering a Business Combination with entities owned or controlled by affiliates or associates of the Company (a "related party transaction"), (b) creating subsidiary entities with a view to distributing their securities to the shareholders of the Company, or (c) selling any securities owned or controlled by affiliates or associates of the Company in connection with any Business Combination transaction without affording all shareholders a similar opportunity. In the event management contemplates a related party transaction it will obtain an independent appraisal of the value of the business or assets to be acquired and no transaction will be structured unless it is at a price which is lesser or equal to the value determined by the independent appraisal. Such a related party transaction is not an arms-length tranaction because management would be on both sides of the transaction and may have financial interests which are adverse to the shareholders of the Company. Such a situation creates a potential for management's fiduciary duties to the shareholders of the Company to be compromised and the interests of the shareholders to be affected adversely. See "Risk Factors". If management's fiduciary duties are compromised, any remedy available to shareholders under state corporate law will most likely be prohibitively expensive and time consuming.

To date, the Company has not selected any particular industry or any Target in which to concentrate its Business Combination efforts. Accordingly, there is no current basis for prospective investors in this offering to evaluate the possible merits or risks of a Target or the particular industry in which the Company may ultimately operate. However, in connection with seeking shareholder approval of a Business Combination, the Company, as a result of its intention to register its Common Stock under the Exchange Act and thereby become subject to the proxy solicitation rules contained therein, intends to furnish its shareholders with proxy solicitation materials prepared in accordance with the Exchange Act which, among other matters, will include a description of the operations of the Target candidate and audited historical financial statements thereof. To the extent the Company effects a Business Combination with a financially unstable entity or an entity in its early stage of development or growth (including entities without established records of sales or earnings), the Company will become subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth entities. In addition, to the extent that the Company effects a Business Combination with an entity in an industry characterized by a high level of risk, the Company will become subject to the currently unascertainable risks of that industry. An extremely high level of risk frequently characterizes certain industries which experience rapid growth. Although management will endeavor to evaluate the risks inherent in a particular industry or Target, there can be no assurance that the Company will properly ascertain or assess all significant risk factors.

The Company may, under certain circumstances, seek to effect Business Combinations with more than one Target although it is likely that the Company will have the ability to effect only a single Business Combination. Accordingly, the prospects for the Company's success will be entirely dependent upon the future performance of a single business. Unlike certain entities which have the resources to consummate several Business Combinations of entities operating in multiple industries or multiple areas of a single industry, it is highly likely that the Company will not have the resources to diversify its operations or benefit from the possible spreading of risks or offsetting of losses. The Company's probable lack of diversification may subject the Company to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which the Company may operate subsequent to a Business Combination. In addition, by consummating a Business Combination with only a single entity, the prospects for the Company's success may become dependent upon the development or market acceptance of a single or limited number of products, processes or services. Accordingly, notwithstanding the possibility of capital investment in and management assistance to the Target by the Company, there can be no assurance that the Target will prove to be commercially viable. Prior to the consummation of a Business Combination, the Company has no intention to purchase or acquire a minority interest in any entity.

The investors in this offering will, in all likelihood, neither receive nor otherwise have the opportunity to evaluate any financial or other information which will be made available to the Company in connection with selecting a potential Business Combination until after the Company has entered into an agreement to effectuate a Business Combination. Such agreement to effectuate a Business Combination, however, will be subject to shareholder approval as discussed elsewhere herein. As a result, investors in this offering will be almost entirely dependent on the judgment of management in connection with the selection and ultimate consummation of a Business Combination. In connection with seeking shareholder approval of a Business Combination, the Company intends to furnish its shareholders with proxy solicitation materials prepared in accordance with the Exchange Act which, among other matters, will include a description of the operations of the Target candidate and audited historical financial statements thereof.

While the Company's ability successfully to effect a Business Combination will be dependent upon Messrs. O'Keefe and Lavache, the future role of such personnel in the Target cannot presently be stated with any certainty. While it is possible that certain of the Company's key personnel will remain associated in some capacities with the Company following a Business Combination, it is likely that such key personnel will no longer be involved in the Company subsequent thereto. Moreover, such personnel will have little if any experience or knowledge relating to the operations of a particular Target. Furthermore, although the Company intends closely to scrutinize the management of a prospective Target in connection with evaluating the desirability of effecting a Business Combination, there can be no assurance that the Company's assessment of such management will prove to be correct, especially in light of the inexperience of current key personnel of the Company in evaluating businesses. Furthermore, there can be no assurance that such future management will have the necessary skills, qualifications or abilities to manage a public company. The Company may also seek to recruit additional managers to supplement the incumbent management of the Target. There can be no assurance that the Company will have the ability to recruit additional managers, or that such additional managers will have the requisite skill, knowledge or experience necessary or desirable to enhance the incumbent management.

Management anticipates that the selection of a Target will be complex and risky because of competition for such business opportunities among all segments of the financial community. The nature of the Company's search for a Target requires maximum flexibility inasmuch as the Company will be required to consider various factors and divergent circumstances which may preclude meaningful direct comparison among the various business enterprises, products or services investigated. Investors should recognize that the possible lack of diversification among the Company's acquisitions may not permit the Company to offset potential losses from one venture against profits from another. This should be considered a negative factor affecting any decision to purchase the Shares. Management of the Company will have virtually unrestricted flexibility in identifying and selecting a prospective Target. In addition, in evaluating a prospective Target, management will consider, among other factors, the following:

     -   costs associated with effecting the Business Combination;
     -   equity interest in and possible management participation in the Target;
     -   growth potential of the Target and the industry in which it operates;
     - experience and skill of management and availablity of additional personnel of the Target;
     -   capital requirements of the Target;
     -   competitive position of the Target;
     -   stage of development of the product, process or service of the Target;
     - degree of current or potential market acceptance of the product, process or service of the Target;
     - possible proprietary features and possible other protection of the product, process or service of the Target; and
     -   regulatory environment of the industry in which the Target operates.

The foregoing criteria are not intended to be exhaustive; any evaluation relating to the merits of a particular Business Combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by management in connection with effecting a Business Combination consistent with the Company's business objective. In connection with its evaluation of a prospective Target, management anticipates that it will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial or other information which will be made available to the Company.

The Company will consider the quality of the management of any Target candidate, its operating results, the soundness of the service or product to be developed or being developed, the effect of market and economic conditions and governmental policies on the business and its products, the nature of its competition, and the total projected required capital.

The time and costs required to select and evaluate a Target candidate (including conducting a due diligence review) and to structure and consummate the Business Combination (including negotiating relevant agreements and preparing requisite documents for filing pursuant to applicable securities laws and state corporation laws) cannot presently be ascertained with any degree of certainty. Messrs. O'Keefe and Lavache, the current executive officers of the Company, intend to devote approximately 50% of their respective time to the affairs of the Company and, accordingly, consummation of a Business Combination may require a greater period of time than if the Company's executive officers devoted their full time to the Company's affairs. Any costs incurred in connection with the identification and evaluation of a prospective Target with which a Business Combination is not ultimately consummated will result in a loss to the Company and reduce the amount of capital available to complete a Business Combination.

The Company anticipates that it will make contact with Target prospects primarily through the efforts of its officers, who will meet personally with Target candidate management and key personnel, visit and inspect facilities, assets, products and services belonging to such prospects, and undertake such further reasonable investigation as management deems appropriate, to the extent of its limited financial resources. The Company anticipates that certain Target candidates may be brought to its attention from various unaffiliated sources, including securities broker-dealers, investment bankers, venture capitalists, bankers, other members of the financial community, and affiliated sources. While the Company does not presently anticipate engaging the services of professional firms that specialize in business acquisitions on any formal basis, the Company may engage such firms in the future, in which event the Company may pay a finder's fee or other compensation. See "Management" and "Certain Transactions."

As part of the Company's investigation of prospective enterprises, products and services, management intends to request that current owners of a prospective Target provide, among other things, written materials regarding the current owner's business, product or service, available market studies as well as the assumptions upon which they are made, appropriate title documentation with respect to the assets, products and services of the potential Target, detailed written descriptions of any transactions between the potential Target and any of its affiliates, copies of pleadings of material litigation, if any, copies of material contracts and any and all other information deemed relevant. Additionally, the Company may verify such information, if possible, by interviewing competitors, certified public accountants and other persons in a position to have independent knowledge regarding the product or service as well as the financial condition of the potential Target.

As a general rule, federal and state tax laws and regulations have a significant impact upon the structuring of business combinations. The Company will evaluate the possible tax consequences of any prospective Business Combination and will endeavor to structure the Business Combination so as to achieve the most favorable tax treatment to the Company, the Target and their respective shareholders. There can be no assurance that the IRS or appropriate state tax authorities will ultimately assent to the Company's tax treatment of a particular consummated Business Combination. To the extent the IRS or state tax authorities ultimately prevail in recharacterizing the tax treatment of a

Business Combination, there may be adverse tax consequences to the Company, the Target and their respective shareholders. Tax considerations as well as other relevant factors will be evaluated in determining the precise structure of a particular Business Combination, which could be effected through various forms of a merger, consolidation or stock or asset acquisition.

The Company may utilize cash (derived from the proceeds of this offering), equity, debt or a combination of these as consideration in effecting a Business Combination. Although the Company has no commitments as of the date of this prospectus to issue any Shares other than as described in this prospectus, the Company will, in all likelihood, issue a substantial number of additional Shares in connection with a Business Combination. To the extent that such additional Shares are issued, dilution to the interests of the Company's shareholders will occur. Additionally, if a substantial number of Shares is issued in connection with a Business Combination, a change in control of the Company may occur.

If securities of the Company are issued as part of an acquisition, it cannot be predicted whether such securities will be issued in reliance upon exemptions from registration under applicable federal or state securities laws or will be registered for public distribution. When registration of securities is required, substantial cost may be incurred and time delays encountered. In addition, the issuance of additional securities and their potential sale in any trading market which may develop in the Company's securities, of which there is no assurance, may depress the price of the Company's securities in any market which may develop in the Company's securities. Additionally, such issuance of additional securities of the Company would result in a decrease in the percentage ownership of the Company of purchasers of the Shares being offered hereby.

The Company's operations may be limited by the Investment Company Act. Unless the Company registers with the S.E.C. as an investment company, it will not, among other things, be permitted to own investment securities, exclusive of government securities and cash items, which have a value exceeding 40% of the value of the Company's total assets on an unconsolidated basis. It is not anticipated that the Company will have a policy restricting the type of investments it may make. While the Company will attempt to conduct its operations so as not to require registration under the Investment Company Act, there can be no assurances that the Company will not be deemed to be subject to the Investment Company Act.

There are currently no limitations relating to the Company's ability to borrow funds to increase the amount of capital available to the Company to effect a

Business Combination or otherwise finance the operations of the selected Target. The amount and nature of any borrowings by the Company will depend on numerous considerations, including the Company's capital requirements, the Company's perceived ability to meet debt service on such borrowings and then prevailing conditions in the financial markets, as well as general economic conditions. There can be no assurance that debt financing, if required or otherwise sought, would be available on terms deemed to be commercially acceptable and in the best interests of the Company. The inability of the Company to borrow funds for an additional infusion of capital into a Target may have material adverse effects on the Company's financial condition and future prospects. To the extent that debt financing ultimately proves to be available, any borrowings may subject the Company to various risks traditionally associated with incurring indebtedness, including the risks of interest rate fluctuations and insufficiency of cash flow to pay principal and interest. Furthermore, a Target may have already incurred debt financing and, therefore, all the risks inherent thereto.

Because of the Company's small size, investors in the Company should carefully consider the business constraints on its ability to raise additional capital when needed. Until such time as any enterprise, product or service which the Company acquires generates revenues sufficient to cover operating costs, it is conceivable that the Company could find itself in a situation where it needs additional funds in order to continue its operations. This need could arise at a time when the Company is unable to borrow funds and/or when market acceptance for the sale of additional shares of the Company's Common Stock does not exist.

In connection with the consummation of a Business Combination, the Company may become obligated to pay fees to certain persons. No officers, directors or current shareholders shall be paid any consulting fees or salaries for services rendered by such persons in connection with a Business Combination. The Company shall reimburse officers and directors for any accountable reasonable expenses incurred in connection with activities on behalf of the Company. The Deposited Funds (including any interest earned thereon) will not be used for salaries. No funds (including any interest earned thereon) will be disbursed from the Deposited Funds for reimbursement of expenses. Other than the foregoing, there is no limit on the amount of such reimbursable expenses and there will be no review of the reasonableness of such expenses by anyone other than the Board of Directors, both of the members of which are officers. Subsequent to the consummation of a Business Combination, to the extent current officers, directors and/or shareholders of the Company provide services to the Company, such persons may receive from the Company consulting fees and/or salaries. The Company has no present intention to pay to anyone any consulting fees or salaries. The Company is not aware of any plans, proposals, understandings or arrangements with respect to the sale of any shares of Common Stock of the Company by any current shareholders. Further, there are no plans, proposals, understandings or arrangements with respect to the transfer by the Company to any of the current shareholders of any funds, securities or other assets of the Company.

The Company expects to encounter intense competition from other entities having a business objective similar to that of the Company. Many of these entities are well established and have extensive experience in connection with identifying and effecting Business Combinations directly or through affiliates. Many of these competitors possess greater financial, technical, personnel and other resources than the Company and there can be no assurance that the Company will have the ability to compete successfully. Inasmuch as the Company may not have the ability to compete effectively with its competitors in selecting a prospective Target, the Company may be compelled to evaluate certain less attractive prospects. There can be no assurance that such prospects will permit the Company to meet its stated business objective.

In the event that the Company succeeds in effecting a Business Combination, the Company will, in all likelihood, become subject to intense competition from competitors of the Target. In particular, certain industries which experience rapid growth frequently attract an increasingly larger number of competitors, including competitors with increasingly greater financial, marketing, technical and other resources than the initial competitors in the industry. The degree of competition characterizing the industry of any prospective Target cannot presently be ascertained. There can be no assurance that, subsequent to a Business Combination, the Company will have the resources to compete effectively, especially to the extent that the Target is in a high growth industry.

This blank check offering is subject to Rule 419 under the Securities Act. As such, any agreement to acquire a Target must provide that the fair market value of the business or assets to be acquired represents at least 80% of the maximum offering proceeds, less underwriting commissions, if any, and expenses and dealer allowances payable to non-affiliates. Once an acquisition agreement meeting the above criteria has been executed, the Company must successfully complete a reconfirmation offering. See "The Offering".

The Company has agreed that contemporaneous with the sale of the Shares it will file an application with the S.E.C. to register its Common Stock under the provisions of Section 12(g) of the Exchange Act, and that it will use it best efforts to continue to maintain such registration for a minimum of two years from the date of this prospectus. Such registration will require the Company to comply with periodic reporting, proxy solicitations and certain other requirements of the Exchange Act.

If the Company seeks shareholder approval of a Business Combination at such time as the Company's securities are registered pursuant to Section 12 of the Exchange Act, the Company's proxy solicitation materials required to be transmitted to shareholders may be subject to prior review by the S.E.C.

Under the federal securities laws, public companies must furnish certain information about significant acquisitions, which information may require audited financial statements of an acquired entity with respect to one or more fiscal years, depending upon the relative size of the acquisition. Consequently, if a prospective Target did not have available and was unable reasonably to obtain the requisite audited financial statements, the Company could, in the event of consummation of a Business Combination with such entity, be precluded from (i) any public financing of its own securities for a period of as long as three years, as such financial statements would be required to undertake registration of such securities for sale to the public; and (ii) registration of its securities under the Exchange Act. Consequently, it is unlikely that the Company would seek to consummate a Business Combination with such a Target. See "Risk Factors."

The Company is currently not seeking listing of the Shares on NASDAQ. So long as the Company has net tangible assets of $5,000,000 or less, transactions in the Shares shall be subject to Rule 15g promulgated under the Exchange Act. Under such rule, broker-dealers who recommend such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with spouse) must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Transactions are exempt from this rule if the market price of the Shares is at least $5.00 per share. Rule 3a51-1 generally defines a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exemptions. Such exemptions include an equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for at least three years, (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average revenue of at least $6,000,000 for the preceding three years. Unless an exemption is available, Rule 15g requires the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

Because the Shares are subject to Rule 15g, broker-dealers may find it difficult to effectuate customer transactions and/or trading activity in the Shares. Thus, the market price, if any, may be depressed, and an investor may find it more difficult to dispose of the Shares. Also, the market liquidity for the Company's Shares could be adversely affected by limiting the ability of broker/dealers to sell the Shares and the ability of investors in this offering to sell their Shares in the secondary market.

Pursuant to an oral agreement with the President, the Company shares with related companies executive offices rent-free in approximately 1200 square feet of office space located at 120 North U.S. Highway One, Tequesta, Florida 33469. The Company considers this space to be adequate for its needs and has no preliminary agreements or understandings with respect to office space in the future.

As of the date of this prospectus, the Company's employees consist of its two executive officers, each of whom will devote approximately 50% of his working time to the affairs of the Company once it is funded.

                           MANAGEMENT'S DISCUSSION AND
                          ANALYSIS OR PLAN OF OPERATION

The Company, a development stage entity, has neither engaged in any operations nor generated any revenues to date. Its entire activity since its inception has been to prepare for its proposed fund raising through an offering of equity securities as contemplated herein.

The Company's expenses to date, all of which are attributable to its formation and proposed fund raising are approximately $61,000. In addition, the Company expensed $10,500 in non-cash general and administrative expenses.

Substantially all of the Company's working capital needs subsequent to this offering will be attributable to the identification of a suitable Target, and thereafter to effectuate a Business Combination with such Target. Such working capital needs are expected to be satisfied from the net proceeds of this offering. Although no assurances can be made, the Company believes it can satisfy its cash requirements until a Business Combination is consummated with 10% of the net proceeds derived hereby. Because of the possible indefinite period of time to consummate a Business Combination and the nature and cost of the Company's expenses related to the Company's search for and analysis of a Target, there can be no assurances that the Company's cash requirements until a Business Combination is consummated will be satisfied with 10% of the net proceeds of this offering. Prior to the conclusion of this offering the Company currently anticipates its expenses to be limited to accounting fees, legal fees, telephone, mailing, filing fees, escrow agent fees and transfer agent fees. See

"Risk Factors."

                              CERTAIN TRANSACTIONS


On January 26, 1998, the Company issued 1,650,000 shares of its Common Stock to John M. O'Keefe, the Company's President and a Director, and 1,350,000 shares to Vicki J. Lavache, the Company's Secretary/Treasurer and a Director, respectively, for cash and a demand note aggregating $39,000. Each paid $0.013 per share. Mr. O'Keefe paid $13,415 in cash and gave the Company a promissory note for $8035. The note was paid by Mr. O'Keefe prior to October 31, 1999.
Ms. Lavache paid $17,550 in cash.


Since inception, the Company, pursuant to a an oral agreement with the President, has maintained at no cost to the Company its executive offices in approximately 1200 square feet of office space located at 120 North U.S. Highway One, Tequesta, Florida 33469.

On March 1, 1998, the Company issued a warrant to Mirkin & Woolf, P.A., counsel to the Company, to purchase 150,000 Shares at $0.75 per share, exercisable through February 29, 2000.

The Company shall not make any loans to any officers or directors following this offering. Further, the Company shall not borrow funds for the purpose of making payments to the Company's officers, directors, promoters, management or their affiliates or associates.

                                  THE OFFERING

The offering is being conducted directly by the Company without the use of a professional underwriter.

The Company proposes to offer the Shares through John O'Keefe and Vicki Lavache, its officers and directors, and selected broker-dealers who are members of the NASD and who agree to sell the Shares in conformity with the NASD Rules of Fair Practice. Messrs. O'Keefe and Lavache shall distribute the prospectus related to this offering to acquaintances, friends and business associates. Such selected broker-dealers may receive as maximum compensation for sales hereunder a 10% selling commission and a 3% non-accountable expense allowance. No selected dealers have yet been identified by the Company. The Company will amend the registration statement of which this prospectus is a part following its effectiveness to identify a selected broker-dealer at such time as such broker-dealer sells Shares offered in this offering. A broker-dealer that sells securities in this type of an offering would be deemed an underwriter as defined in Section 2(11) of the Securities Act. Prior to the involvement of any broker-dealer in the offering, the Company must obtain a "no objection" position from the NASD regarding the contemplated underwriting compensation and arrangements.

Prior to this offering, there has been no public market for the Shares.

Consequently, the initial public offering price for the Shares has been arbitrarily selected by the Company. No assurance can be given that a public market for the Shares will develop after the close of the offering, or if a public market in fact develops, that such public market will be sustained, or that the Shares can be resold at any time at the offering or any other price. See "Risk Factors -- No Assurance of Public Market; Arbitrary Determination of Offering Price."

AVAILABILITY OF EXEMPTION
For purposes of compliance with certain state securities laws exemptions from registration, this offering will be conducted outside of New York, if at all, using the guidelines of Regulation D promulgated under the Securities Act, and various state securities registration exemption requirements which provide that offers and sales of securities that satisfy the terms and conditions thereof are deemed to be transactions not involving an offering requiring registration of the securities. The securities may not be offered or sold by means of general advertising or general solicitation except in state jurisdictions where they are registered. Accordingly, Messrs. O'Keefe and Lavache shall distribute the prospectus related to this offering to acquaintances, friends and business associates.

PROSPECTIVE INVESTOR DOCUMENTATION

Prospective investors outside of New York, if any, will be required to complete the following documentation when they subscribe for Shares:

1)    Investor Qualification Questionnaire

2)    Purchaser Representative Questionnaire (if applicable)

3)    Subscription Agreement

                                  LEGAL MATTERS

Mirkin & Woolf, P.A., West Palm Beach, Florida, has rendered an opinion (which is filed as an exhibit to the registration statement of which this prospectus is a part) to the effect that the Shares, when issued and paid for as described herein, will constitute legally issued securities of the Company, fully paid and non-assessable. Mirkin & Woolf, P.A. holds a warrant to purchase 150,000 Shares. See "Certain Transactions".



                                     EXPERTS

The financial statements included in this prospectus have been audited by Sweeney, Gates & Co., independent public accountants, as indicated in its report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report. Reference is made to the opinion in said report that the Company's ability to commence operations is dependent, among other factors, upon the success of this offering or other fund raising.


                              AVAILABLE INFORMATION

The Company has filed with the S.E.C. a registration statement on Form SB-2 (the "Registration Statement") under the Securities Act with respect to the Shares. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the S.E.C. For further information with respect to the Company and this offering, reference is made to the Registration Statement, including the exhibits filed therewith, which may be examined at the S.E.C.'s principal office, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, the New York Regional Office of the S.E.C. at 7 World Trade Center, New York, New York 10007 and the Chicago Regional Office of the S.E.C., Northwest Atrium, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, where copies may be obtained upon payment of the fees prescribed by the S.E.C.

Descriptions contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement are not necessarily complete and each such description is qualified by reference to such contract or document. References in this prospectus to various documents, statutes, regulations and agreements do not purport to be complete and are qualified in their entirety by reference to such documents, statutes, regulations and agreements. The Company will provide without charge to each person who receives a prospectus, upon written request of such person, a copy of any of the information that is incorporated by reference in the prospectus.

The S.E.C. maintains a world wide web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the S.E.C. The S.E.C.'s address on the Web is http://www.sec.gov.

                              BANNER HOLDING CORP.
                          (a development stage company)

                              FINANCIAL STATEMENTS

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
Report of Independent Certified Public Accountants..........................F-1

Balance Sheets..............................................................F-2

Statements of Operations....................................................F-3

Statement of Changes in Stockholders' Equity................................F-4

Statements of Cash Flows....................................................F-5

Notes to Financial Statements...............................................F-6

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Stockholders
Banner Holding Corp. (a development stage company)

We have audited the accompanying balance sheet of Banner Holding Corp. (a development stage company) as of April 30, 1999, and the related statements of operations, stockholders' equity and cash flows for the period from January 26, 1998 (inception) to April 30, 1998, and for the year ended April 30, 1999, and for the period from January 26, 1998 (inception) to April 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based upon our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of Banner Holding Corp. (a development stage company) as of April 30, 1999, and the results of its operations and its cash flows for the period from January 26, 1998 (inception) to April 30, 1998, and for the year ended April 30, 1999, and for the period from January 26, 1998 (inception) to April 30, 1999, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. However, the Company has minimal capital resources presently available to meet obligations, which normally can be expected to be incurred by similar companies, and with which to carry out its planned activities. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                          Sweeney, Gates & Co.

Fort Lauderdale, Florida
November 30, 1999

                              BANNER HOLDING CORP.
                         (a development stage company)
                                 BALANCE SHEETS

                                                                        APRIL 30,   OCTOBER 31,
                                                                          1999         1999
                                                                        --------     --------
                                                                                    (UNAUDITED)
ASSETS

     Current assets:
        Cash .......................................................    $    747     $    166
                                                                        --------     --------
                                                                                         --
           Total current assets ....................................         747          166
                                                                                         --
     Other assets: .................................................                     --
        Deferred offering costs ....................................      45,273       60,551
                                                                        --------     --------
                                                                        $ 46,020     $ 60,717
                                                                        ========     ========
LIABILITIES AND STOCKHOLDERS' EQUITY

     Current liabilities:
        Accounts payable and accrued expenses ......................    $ 17,061     $  9,406
        Note payable related party .................................        --         12,974
                                                                        --------     --------
           Total current liabilities ...............................      17,061       22,380
                                                                        --------     --------
     Stockholders' equity:
        Preferred stock, $.01 par value, 5,000,000 shares authorized
           no shares issued or outstanding .........................        --           --
        Common stock, $.01 par value, 25,000,000 shares authorized,
           3,000,000 shares issued and outstanding .................      30,000       30,000
        Additional paid-in capital .................................      16,500       19,500
        Deficit accumulated during the development stage ...........      (7,958)     (11,163)
        Stockholders' receivable ...................................      (9,583)        --
                                                                        --------     --------
           Total stockholders' equity ..............................      28,959       38,337
                                                                        --------     --------
                                                                        $ 46,020     $ 60,717
                                                                        ========     ========

   The accompanying notes are an integral part of these financial statements.

                              BANNER HOLDING CORP.
                         (a development stage company)
                            STATEMENTS OF OPERATIONS

                                                                        JAN 26, 1998                                    JAN 26, 1998
                                                                         (INCEPTION)                                    (INCEPTION)
                                        SIX MONTHS ENDED OCTOBER 31,         TO         YEAR ENDED      YEAR ENDED           TO
                                        ---------------------------      OCTOBER 31,     APRIL 30,       APRIL 30,        APRIL 30,
                                           1999            1998            1999            1999            1998             1999
                                        -----------     -----------     -----------     -----------     -----------     -----------
                                                (UNAUDITED)             (UNAUDITED)
Revenues ...........................    $      --       $      --       $      --       $      --       $      --       $      --

General and administrative expenses           3,082           3,369          11,040           6,458           1,500           7,958
Interest expense ...................            123            --               123            --              --              --
                                        -----------     -----------     -----------     -----------     -----------     -----------
       Total expenses ..............          3,205           3,369          11,163           6,458           1,500           7,958
                                        -----------     -----------     -----------     -----------     -----------     -----------

Net loss ...........................    $    (3,205)    $    (3,369)    $   (11,163)    $    (6,458)    $    (1,500)    $    (7,958)
                                        ===========     ===========     ===========     ===========     ===========     ===========

Loss per share, basic and diluted ..    $     (0.00)    $     (0.00)                    $     (0.00)    $     (0.00)
                                        ===========     ===========                     ===========     ===========

Weighted averages shares outstanding      3,000,000       3,000,000                       3,000,000       3,000,000
                                        ===========     ===========                     ===========     ===========

   The accompanying notes are an integral part of these financial statements.

                              BANNER HOLDING CORP.
                         (a development stage company)
                        STATEMENT OF STOCKHOLDERS' EQUITY

                                                                                                DEFICIT
                                                                                              ACCUMULATED
                                           PREFERRED STOCK        COMMON STOCK     ADDITIONAL  DURING THE
                                        -------------------- ---------------------  PAID-IN   DEVELOPMENT STOCKHOLDERS'
                                          SHARES     AMOUNT    SHARES     AMOUNT    CAPITAL      STAGE      RECEIVABLE     TOTAL
                                        ---------- --------- ---------- ---------- ---------- ----------- -------------  ----------
Issuance of founders shares ...........       --   $     --  $3,000,000 $   30,000 $    9,000 $      --   $     (29,528) $    9,472

    Non-cash credit for general and
      administrative expenses .........       --         --        --         --        1,500        --            --         1,500

    Net loss ..........................       --         --        --         --         --        (1,500)         --        (1,500)
                                        ---------- --------- ---------- ---------- ---------- ----------- -------------  ----------

Balance, April 30, 1998 ...............       --         --   3,000,000     30,000     10,500      (1,500)      (29,528)      9,472

    Payment of stockholders' receivable       --         --        --         --         --          --          19,945      19,945

    Non-cash credit for general and
      administrative expenses .........       --         --        --         --        6,000        --            --         6,000

    Net loss ..........................       --         --        --         --         --        (6,458)         --        (6,458)

                                        ---------- --------- ---------- ---------- ---------- ----------- -------------  ----------
Balance, April 30, 1999 ...............       --         --   3,000,000     30,000     16,500      (7,958)       (9,583)     28,959

    Payment of stockholders' receivable       --         --        --         --         --          --           9,583       9,583

    Non-cash credit for general and
      administrative expenses .........       --         --        --         --        3,000        --            --         3,000

    Net loss (unaudited) ..............       --         --        --         --         --        (3,205)         --        (3,205)
                                        ---------- --------- ---------- ---------- ---------- ----------- -------------  ----------

Balance, October 31, 1999 (unaudited) .       --   $     --   3,000,000 $   30,000 $   19,500 $   (11,163)$        --    $   38,337
                                        ========== ========= ========== ========== ========== =========== =============  ==========

   The accompanying notes are an integral part of these financial statements.

                              BANNER HOLDING CORP.
                         (a development stage company)
                            STATEMENTS OF CASH FLOWS

                                                                        JAN 26, 1998                                    JAN 26, 1998
                                                                         (INCEPTION)                                    (INCEPTION)
                                         SIX MONTHS ENDED OCTOBER 31,        TO         YEAR ENDED      YEAR ENDED           TO
                                         ---------------------------     OCTOBER 31,     APRIL 30,       APRIL 30,        APRIL 30,
                                            1999            1998           1999            1999            1998             1999
                                         -----------     -----------    -----------     -----------     -----------     -----------
Cash flows from operating activities:
   Net loss ............................ $    (3,205)    $    (3,369)   $   (11,163)    $    (6,458)    $    (1,500)    $    (7,958)
   Adjustments to reconcile
     net loss to net cash used in
     operating activities:
       Non-cash charge for general and
         administrative expenses .......       3,000           3,000         10,500           6,000           1,500           7,500
       Changes in assets and
         liabilities:
         Increase (decrease) in accounts
           payable and .................                        --             --              --              --              --
           accrued expenses ............      (7,655)          5,623          9,406          12,208           4,853          17,061
         Increase in notes payable
           related party ...............      12,974            --           12,974            --              --              --
                                         -----------     -----------    -----------     -----------     -----------     -----------
           Net cash provided by
             operating activities ......       5,114           5,254         21,717          11,750           4,853          16,603
                                         -----------     -----------    -----------     -----------     -----------     -----------
Cash flows from financing activities:
   Increase in deferred offering costs .     (15,278)        (22,023)       (60,551)        (31,948)        (13,325)        (45,273)
   Proceeds stockholder receivable .....       9,583          16,573         39,000          19,945           9,472          29,417
                                         -----------     -----------    -----------     -----------     -----------     -----------
           Net cash used in financing
             activities ................      (5,695)         (5,450)       (21,551)        (12,003)         (3,853)        (15,856)
                                         -----------     -----------    -----------     -----------     -----------     -----------
           Net increase (decrease) in
             cash and cash equivalents:         (581)           (196)           166            (253)          1,000             747
                                         -----------     -----------    -----------     -----------     -----------     -----------
Cash and cash equivalents, beginning of
  period ...............................         747           1,000           --             1,000            --              --
                                         -----------     -----------    -----------     -----------     -----------     -----------

Cash and cash equivalents, end of period $       166     $       804            166     $       747     $     1,000     $       747
                                         ===========     ===========    ===========     ===========     ===========     ===========

Supplemental information:
   Cash paid for interest during the
     period ............................ $      --       $      --      $      --       $      --       $      --       $      --
                                         ===========     ===========    ===========     ===========     ===========     ===========

   Cash paid for income taxes during the
     period ............................ $      --       $      --      $      --       $      --       $      --       $      --
                                         ===========     ===========    ===========     ===========     ===========     ===========

   The accompanying notes are an integral part of these financial statements.

                              BANNER HOLDING CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

1.    SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION - Banner Holding Corp. (the "Company"), was incorporated in the State of Florida on January 26, 1998. The Company is a development stage company, formed to consummate a Blank Check Offering (See Note 5).

The Company intends to seek, investigate and, if such investigation warrants, acquire an interest in a business. These opportunities will be presented by persons who, or firms which, desire to employ the Company's funds in their business or seek the perceived advantages of a publicly held corporation.

UNAUDITED INTERIM FINANCIAL STATEMENTS - The accompanying financial statements of the Company for the six months ended October 31, 1999 and 1998 are unaudited, but, in the opinion of management, reflect adjustments, all of which are of a normal recurring nature, necessary for the fair presentation of such financial statements in accordance with generally accepted accounting principles. The results of operations for an interim period are not necessarily indicative of results for a full year.

DEFERRED OFFERING COSTS - Amounts paid or accrued for costs related to the anticipated public offering will be recorded as a reduction of the proceeds when the offering is completed. If the offering is not completed, the costs will be expensed. To date these costs have been legal, auditing and printing services.

INCOME TAXES - The Company accounts for income taxes on an asset and liability approach to financial accounting. Deferred income tax assets and liabilities are computed annually for the difference between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period, plus or minus the change during the period in deferred tax assets and liabilities

ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

LOSS PER SHARE - Financial Accounting Standards No. 128, "Earnings per Share" ("FAS 128"), requires presentation of earnings or loss per share on basic and diluted earnings per share. The company has potentially dilutive shares; however, because the Company has a loss, the shares are deemed anti-dilutive. Loss per share is computed by dividing net income by the weighted average number of shares outstanding during the period.

                              BANNER HOLDING CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

1.    SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECENT ACCOUNTING PRONOUNCEMENTS - In April 1998, the Accounting Standards Executive Committee of the AICPA issued Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities" ("SOP 98-5"). SOP 98-5 requires that start-up costs, including organizational costs be expensed as incurred. The Company accepted early adoption of SOP 98-5 and has expensed all start-up costs.

2.    GOING CONCERN CONTINGENCY

The Company has minimal capital available to meet future obligations and to carry out its planned operations. The Company is dependent upon its shareholders for its financial support. These factors raise substantial doubt about the Company's ability to continue as a going concern.

In order to begin any significant operations, the Company will have to pursue other sources of capital, such as raising equity as discussed in Note 6 and a merger with an operating company. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


3.    RELATED PARTY TRANSACTIONS

The Company shares facilities and certain other resources free of charge with a Company owned by the President and principal stockholders. The Company provided a non-cash charge of $500 per month or $10,500 for the period from January 26, 1998 to October 31, 1999 for these expenses. The expense allocation was based on an estimate of the usage of the officers' time, rent and general and administrative expenses, such as copying, faxes, and telephone charges. The credits are reflected as contributions to capital. The Company had no activity other than the preparation of the proposed public offering mentioned in Note 5.

4.    NOTE PAYABLE RELATED PARTY

Subsequent to April 30, 1999, the Company borrowed $12,974 from a company wholly owned by the stockholders of the Company. Interest has been accrued at 7% and is reflected in accounts payable and accrued expenses. The note is payable upon demand.

                              BANNER HOLDING CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

5.    STOCKHOLDERS' EQUITY

In 1998, the Company issued 3,000,000 shares of stock to its founding stockholders for $39,000. The Company received a commitment for a total of $39,000 in capital contributions for these shares. These funds were used to finance the expenses of the offering (see Note 5). As of April 30, 1999, the founders owed the Company $9,583 as stockholders' receivable, which amount was paid in full as of October 31, 1999.

On March 1, 1998, the Company issued a warrant to the Company's law firm, to purchase 150,000 shares of common stock at $.75 per share, exercisable through February 29, 2000. In accordance with APB 25 and related interpretations, no expense has been recognized because the exercise price of the warrants was in excess of the market price of the underlying stock on the date of the warrant.

6.    PROPOSED PUBLIC OFFERING OF COMMON STOCK

The Company is preparing to commence an offering which calls for a minimum of 200,000 or a maximum of 1,000,000 common shares to be sold at $.25 per share on a "best efforts" basis. If proceeds from this offering are insufficient, the Company may be required to seek additional capital. No assurance can be given that the Company will be able to obtain such additional capital, or even if available, that such additional capital will be available on terms acceptable to the Company. In the event that management determines that the Company is unable to conduct any business whatsoever, management, subject to the requirements of SEC Rule 419, which provides that the deposited funds will be returned on a pro rata basis if an acquisition meeting certain prescribed criteria is not consummated within 18 months of the date of this prospectus, may, in its sole discretion, seek stockholders approval to liquidate the Company. In the event such a liquidation were to occur at some point in time after the Company's compliance with the provisions of Rule 419, all stockholders of the Company, including those owning shares purchased privately at less than the public offering price, will receive the liquidated assets on a pro rata basis (as opposed to being based on the amounts paid for such shares). While management has not established any guidelines for determining at what point in time it might elect to discontinue its efforts to engage in a business combination and seek stockholder approval to liquidate the Company, management is subject to the 18 month time frame set forth in Rule 419 in which to effect an acquisition.

The Company has no revenues to date and is entirely dependent upon the proceeds of this offering to commence operations relating to selection of a prospective target. The Company will not receive any revenues until the consummation of a business combination. Although the Company believes that the proceeds of this offering will be sufficient to effect a business combination, inasmuch as the Company has not yet identified any prospective target candidates, the Company cannot ascertain with any degree of certainty the capital requirements for any particular transaction. In the event that

                              BANNER HOLDING CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

6.    PROPOSED PUBLIC OFFERING OF COMMON STOCK (CONTINUED)

the net proceeds of this offering prove to be insufficient for purposes of effecting a business combination (because of the size of the business combination or the depletion of 10% of the portion of the net proceeds available to the Company for the search for a target), the Company will be required to seek additional financing. In the event no target is identified or no business combination is consummated, and all of the net proceeds other than the deposited funds have been expended, the Company currently has no plans to continue the operations of the Company. In such event, the founding stockholders may consider lending the Company funds for operations. Although there are no plans or arrangements with respect to such loans, the founding stockholders do not currently anticipate such loans, if any, will be made on terms other than for market interest rates. There can be no assurance that the founding stockholders will make such loans to the Company. The deposited funds, including any interest earned thereon, however, will not be used for expenses associated with the evaluation and structuring of a contemplated business combination. There can be no assurance that such financing would be available on acceptable terms, if at all. To the extent that such additional financing proves to be unavailable when needed to consummate a particular business combination, the Company would, in all likelihood, be compelled to restructure the transaction or abandon that particular business combination and seek alternate target candidates.

7.        INCOME TAXES

The Company had available at April 30, 1999, a net operating loss carry-forward for federal and state tax purposes of approximately $8,000 which could be applied against taxable income in subsequent years through 2019. The tax effect of the net operating loss is approximately $3,000, and a full valuation allowance has been recorded, since realization is uncertain.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 607.0850(1) of the Florida Business Corporation Act, as amended (the "Florida Act"), provides that, in general, a Florida corporation may indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful.

In the case of proceedings by or in the right of the corporation, Section 607.0850(2) of the Florida Act provides that, in general, a corporation may indemnify any person who was or is a party to any such proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, provided that such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no in demnification shall be made in respect of any claims as to which such person is adjudged liable unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity.

Section 607.0850 further provides that to the extent a director, officer, employee or agent of a corporation is successful on the merits or in the defense of any proceeding referred to in subsections (1) or (2) of Section 607.0850 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that the corporation may advance such expenses; that indemnification provided for by Section 607.0850 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of such person against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under such Section 607.0850.

Section 607.0850 of the Florida Act further provides that, in general, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that such person's actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless such person had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which such person derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the Florida Act or the corporation's articles of incorporation; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in favor or in a proceeding by or in the right of a shareholder.

The Company's Articles of Incorporation and Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Florida law.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     S.E.C. Registration Fee                             $   100
     Blue Sky Fees and Expenses                            1,900
     Legal Fees and Expenses                              25,000
     Printing Expenses                                     7,500
     Accounting Fees and Expenses                          3,000
     Transfer Agent Fees and Expenses                      1,000
     Miscellaneous                                         1,500

     Total                                               $40,000
                                                       =========

The foregoing expenses, except for the S.E.C. registration fee, are estimated.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

            The following sets forth information relating to all previous sales of Common Stock by the Company, which sales were not registered under the Securities Act.
- -


Date of
 Sale          Purchaser           Shares    Consideration

1/26/98        John M. O'Keefe     1,650,000   $13,415 and a demand note in the principal amount of $8,035
1/26/98        Vicki J. Lavache    1,350,000   $17,550
                                   ---------   -------
Total                              3,000,000   $39,000


With respect to the issuance of the aforementioned Shares, the Company relied on the exemptions from registration provided by Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the Shares. The Shares were offered for investment only and not for the purpose of resale or distribution. All of the Shares issued to the aforementioned persons bear restrictive legends preventing their transfer except in accordance with the Securities Act and the regulations promulgated thereunder. In addition, stop transfer instructions pertaining to these Shares will be lodged with the Company's transfer agent. Each investor is accredited as that term is defined in Regulation D; specifically, each investor is an executive officer and director of the Company with full access to all Company data and information.

ITEM 27.  EXHIBITS.

     The following exhibits are filed with this Registration Statement:

Exhibit             Exhibit Name
Number

1.3.1     Investor Qualification Questionnaire
1.3.2     Purchaser Representative Questionnaire
1.3.3     Subscription Agreement
3.1       Articles of Incorporation
3.2       By-Laws
4.1       Common Stock specimen
4.2       Escrow Agreement
4.3       J.M. O'Keefe Subscription Agreement
4.4       V.J. Lavache Subscription Agreement
4.5       J.M. O'Keefe Promissory Note
5         Opinion regarding legality
23.1      Consent of counsel(1)
23.2      Consent of accountants
27        Financial Data Schedule

-----------------------------

(1)  The consent of counsel is contained in the opinion regarding legality.

-----------------------------

ITEM 28.  UNDERTAKINGS.

The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

          (i)  To include any prospectus required by section
          10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned registrant hereby undertakes to file with the S.E.C. such supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the S.E.C. heretofore or hereafter duly adopted pursuant to authority conferred to that section.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to its Articles of Incorporation or provisions of Florida law, or otherwise, the Company has been advised that in the opinion of the S.E.C. such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time the S.E.C. declared it effective.

For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering of those securities.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Tequesta, State of Florida, on January 24, 2000.

                                       BANNER HOLDING CORP.


                                       By: /s/ JOHN M. O'KEEFE
                                          John M. O'Keefe, President


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.



/s/ JOHN M. O'KEEFE     President (principal             January 24, 2000
John M. O'Keefe         executive officer) and
                        Director



/s/ VICKI J. LAVACHE    Treasurer (principal             January 24, 2000
Vicki J. Lavache        financial officer),
                        Secretary and Director



                                      II-6